UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 Veterans Memorial Hwy. Suite 100

Hauppauge, New York 11788

(Address of Principal Executive Office) (Zip Code)

(631) 547-3055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FORD	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed in a 10-Q filed May 14, 2025, in March 2025, Forward Industries, Inc. (the “Company”) determined it would not continue the Original Equipment Manufacturer (“OEM”) segment of its business and committed to a plan to sell this segment. As further disclosed in an 8-K filed May 22, 2025, on May 16, 2025, the Company and Forward Industries (IN), Inc (“Forward US”)., a wholly-owned subsidiary of the Company, entered into a transaction agreement with Forward Industries (Asia-Pacific) Corporation (“Forward China”), whereby the Company sold its wholly-owned subsidiary, Forward Industries (Switzerland) GmbH (“Forward Switzerland”) and certain other assets related to the Company’s OEM business to Forward China. Beginning in the second quarter of Fiscal 2025, as a result of the Company committing to a plan to sell this segment, the results of operations of the OEM segment have been classified as discontinued operations and the assets and liabilities of this segment have been classified as assets and liabilities held for sale in accordance with ASC 205-20, “Discontinued Operations,” as the disposal represents a strategic shift that has and will have a significant impact on the Company’s operations and financial results. Upon reclassification of the OEM segment, the Company determined it had only one reportable segment.

The Company is filing this Current Report on Form 8-K to recast its consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2024 that was previously filed with the Securities and Exchange Commission (“SEC”) on December 27, 2024 (the “Prior Annual Report”) and its consolidated financial statements included in its Quarterly Report on Form 10-Q for the period ended December 31, 2024 that was previously filed with the SEC on February 13, 2025 (the “Prior Quarterly Report”) to (i) reflect the presentation of the OEM segment as a discontinued operation, (ii) update the Company’s segment disclosures for all periods presented therein and (iii) update relevant disclosures under Part II, Item 7 of the Prior Annual Report and Part I, Item 2 of the Prior Quarterly Report.

The following items of the Prior Annual Report are being recast to reflect the changes referenced above:

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
•	Part II, Item 8. Financial Statements and Supplementary Data

The following items of the Prior Quarterly Report are being recast to reflect the changes referenced above:

•	Part I, Item 1. Financial Statements
•	Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

This report does not reflect events occurring after the respective filing dates of the Prior Annual Report or Prior Quarterly Report and does not modify or update disclosures therein except as discussed above. This Form 8-K should be read in conjunction with the Prior Annual Report, Prior Quarterly Report and SEC filings made by the Company after the filing dates of the Prior Annual Report and Prior Quarterly Report, including the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and its Current Reports on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

23.1	Consent of CohnReznick LLP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: September 16, 2025	By:	/s/ Kathleen Weisberg
Name: Kathleen Weisberg
Title: Chief Financial Officer

3

Annex A

ITEM 7.        MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR FISCAL 2024 AS COMPARED TO FISCAL 2023

As described below, in March 2025, the Company committed to a plan to sell the OEM segment of its business and completed the sale of this segment in May 2025. The assets and liabilities of the OEM segment have been classified as assets and liabilities held for sale and the results of operations and cash flows have been classified as discontinued operations for all periods presented. Upon reclassification, the Company determined that it had only one reportable segment. Segment disclosures have been recast to reflect this change for all periods presented. This information is presented solely to present recast financial information to reflect these organizational structure changes. Accordingly, the following information speaks as of the original filing date and should be read in conjunction with the Annual Report and our other filings with the SEC since the date of the Annual Report.

In addition to historical information, this report includes “forward-looking statements”, as such term is used within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding our liquidity, plans on repaying outstanding debt obligations, as well as other statements regarding our future operations, financial condition and prospects, and business strategies. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Annual Report, and in particular, the risks discussed under the caption “Risk Factors” in Item 1A of the Annual Report and those discussed in other documents we file with the SEC. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Business Overview

Forward Industries, Inc. is a global design company serving top tier medical and technology customers. The Company provides hardware and software product design and engineering services to customers predominantly located in the U.S.

In June 2024, the Company’s stockholders authorized, and the Company’s Board of Directors approved, a 1-for-10 reverse stock split of our common stock, which became effective on June 18, 2024. Accordingly, all references made to share, per share, or common share amounts in the accompanying consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect the reverse stock split.

Discontinued Operations

Considering the recurring losses incurred by the retail segment, in July 2023, the Company decided to cease operations of our retail distribution segment (the “Retail Exit”), and we are presenting the results of operations for this segment within discontinued operations in the current and prior periods presented herein. The discontinuation of the retail segment represents a strategic shift in the Company’s business. The primary assets of the retail segment are inventory and accounts receivable. The Company sold, liquidated, or otherwise disposed of the remaining retail inventory and collected the remaining retail accounts receivable as of September 30, 2024. As of September 30, 2024, the retail segment was fully discontinued, and we expect to have no further significant involvement in this segment. The inventory of the retail segment is presented as discontinued assets held for sale on the balance sheet at September 30, 2023 and the results of operations for the retail segment have been classified as discontinued operations on the consolidated statements of operations for the years ended September 30, 2024 and 2023. All information and results in this annual report on Form 10-K exclude the discontinued retail segment unless otherwise noted. See Note 3 to our consolidated financial statements for additional information on the discontinued retail segment.

In March 2025, Forward China determined it would not renew the Buying Agency and Supply Agreement (“Sourcing Agreement”), which subsequently expired on May 9, 2025. Without this agreement, the Company determined it would not continue the OEM segment of the business and committed to a plan to sell the segment (the “OEM Plan”). On May 16, 2025, the Company and Forward US entered into a transaction agreement with Forward China, pursuant to which the Company sold all equity interest in Forward Switzerland and Forward UK and certain other net assets related to Forward US’ OEM segment to Forward China to satisfy outstanding payables due to Forward China under the Sourcing Agreement. The sale of the OEM business is considered a strategic shift that has and will have a significant impact on the Company’s operations and financial results. The assets and liabilities of the OEM segment were classified as assets and liabilities held for sale on the consolidated balance sheets at September 30, 2024 and 2023. The results of operations for the OEM segment have been classified as discontinued operations on the consolidated statements of operations for the fiscal years ended September 30, 2024 and 2023. Unless otherwise noted, results for discontinued operations are excluded from the discussion that follows.

A-1

Variability of Revenues and Results of Operations

A significant portion of our revenue is concentrated with several large customers, some of which are the same and some of which change over time. Orders from some of these customers can be highly variable, with short lead times, which can cause our quarterly revenues, and consequently our results of operations, to vary over a relatively short period of time.

Critical Accounting Policies and Estimates

We have identified the accounting policies and significant estimation processes below as critical to our business operations and the understanding of our results of operations. The discussion below is not intended to be comprehensive. In many cases, the accounting treatment of a particular transaction is specifically dictated by U.S. GAAP, with no need for management’s judgment. In other cases, management is required to exercise judgment in the application of accounting principles with respect to particular transactions. The impact and any associated risks related to these policies on our business operations are discussed throughout this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” where such policies affect reported and expected financial results. For a detailed discussion of the applications of these and other accounting policies, see “Item 8. Financial Statements and Supplementary Data” in this report. The preparation of our consolidated financial statements requires us to make estimates and assumptions that are believed to be reasonable under the circumstances. There can be no assurance that actual results will not differ from those estimates and such differences could be significant.

Revenue Recognition

Discontinued OEM Distribution Segment

The OEM distribution segment recognized revenue when: (i) finished goods were shipped to its customers (in general, these conditions occurred at either point of shipment or point of destination, depending on the terms of sale and transfer of control); (ii) there were no other deliverables or performance obligations; and (iii) there were no further obligations to the customer after the title of the goods had transferred. If the Company received consideration before achieving the criteria previously mentioned, it recorded a contract liability, which would be classified as a component of liabilities held for sale in the accompanying consolidated balance sheets.

Design Segment

The design segment applies the “cost to cost” and “right to invoice” methods of revenue recognition to its contracts with customers. The design segment typically engages in two types of contracts: (i) time and material and (ii) fixed price. The Company recognizes revenue over time on its time and material contracts utilizing a “right to invoice” method. Revenues from fixed price contracts that require performance of services that are not related to the production of tangible assets are recognized by using cost inputs to measure progress toward the completion of its performance obligations, or the “cost to cost” method. Revenues from fixed price contracts that contain specific deliverables are recognized when the performance obligation has been satisfied or the transfer of goods to the customer has been completed and accepted.

Recognized revenues that will not be billed until a later date are recorded as contract assets in the accompanying consolidated balance sheets. Contracts where collections to date have exceeded recognized revenues, or contract liabilities, are recorded as a liability and classified as a component of deferred income in the accompanying consolidated balance sheets.

A-2

Segment Reporting

As a result of discontinuing our retail and OEM reportable segments, the design segment is the Company’s only reportable segment. The design segment consists of two operating segments (IPS and Kablooe, which have been aggregated into one reportable segment) that provide a full spectrum of hardware and software product design and engineering services to customers predominantly located in the U.S.

Inventory Valuation

Inventories consisted primarily of finished goods and were stated at the lower of cost (determined by the first-in, first-out method) or net realizable value. Based on management’s estimates, an allowance was made to reduce excess, obsolete, or otherwise unsellable inventories to net realizable value. The allowance was established through charges to cost of sales, which are now presented as a component of income/(loss) from discontinued operations in the Company’s consolidated statements of operations. In determining the adequacy of the allowance, management’s estimates were based upon several factors, including analyses of inventory levels, historical loss trends, sales history and projections of future sales demand. Based on the Retail Exit and the OEM Plan, all inventory on hand at September 30, 2024 and 2023 is presented as a component of assets held for sale.

Goodwill and Intangible Assets

We review goodwill for impairment at least annually, or more often if triggering events occur. We have two reporting units with goodwill (the IPS and Kablooe operating segments) and we perform our annual goodwill impairment test on September 30, the end of the fiscal year, or upon the occurrence of a triggering event. We have the option to perform a qualitative assessment to determine if an impairment is more likely than not to have occurred. If we can support the conclusion that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then we would not need to perform a quantitative impairment test for the reporting unit. If we cannot support such a conclusion or do not elect to perform the qualitative assessment, then we will perform the quantitative impairment test by comparing the fair value of the reporting unit with its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, no impairment charge is recognized. If the fair value of the reporting unit is less than its carrying amount, an impairment charge will be recognized for the amount by which the reporting unit’s carrying amount exceeds its fair value. A significant amount of judgment is required in performing goodwill impairment tests including estimating the fair value of a reporting unit. During Fiscal 2024, the Company recorded an impairment charge of $200,000 related to goodwill (See Note 4 to the consolidated financial statements).

Our intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In assessing the recoverability of our intangible assets, we must make estimates and assumptions regarding future cash flows and other factors to determine the fair value of the respective assets. These estimates and assumptions could have a significant impact on whether an impairment charge is recognized and the magnitude of any such charge. Fair value estimates are made at a specific point in time, based on relevant information. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. If these estimates or material related assumptions change in the future, we may be required to record impairment charges related to our intangible assets. There were no indications of impairment of intangible assets in Fiscal 2024 or Fiscal 2023.

Recent Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-09, “Income Taxes - Improvements to Income Tax Disclosures”, requiring enhancements and further transparency to certain income tax disclosures, most notably the tax rate reconciliation and income taxes paid. This ASU is effective for fiscal years beginning after December 15, 2024 on a prospective basis and retrospective application is permitted. The Company is currently evaluating the effects of this pronouncement on its consolidated financial statements.

A-3

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” which requires expanded segment reporting and disclosure and is effective for the Company for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company is currently evaluating the effects of this pronouncement on its consolidated financial statements.

In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments – Credit Losses.” ASU 2019-11 is an accounting pronouncement that provides clarity to and amends earlier guidance on this topic and would be effective concurrently with the adoption of such earlier guidance. This pronouncement is effective for the Company for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. The Company adopted this guidance in the first quarter of Fiscal 2024 with no material impact on its consolidated financial statements.

RESULTS OF OPERATIONS FOR FISCAL 2024 COMPARED TO FISCAL 2023

The following discussion and analysis compares our results of operations for the year ended September 30, 2024 (“Fiscal 2024”) with those for the year ended September 30, 2023 (“Fiscal 2023”). All dollar amounts and percentages presented herein have been rounded to approximate values.

The table below summarizes our consolidated results of continuing operations for Fiscal 2024 as compared to Fiscal 2023:

	Consolidated Results of Continuing Operations
	Fiscal 2024	Fiscal 2023	Change ($)	Change (%)
Net revenues	$19,991,000	$22,686,000	$(2,695,000)	(11.9%	)
Cost of sales	14,807,000	15,549,000	(742,000)	(4.8%	)
Gross profit	5,184,000	7,137,000	(1,953,000)	(27.4%	)
Sales and marketing expenses	769,000	876,000	(107,000)	(12.2%	)
General and administrative expenses	6,365,000	6,322,000	43,000	0.7%
Goodwill impairment	200,000	–	200,000	–
Operating loss	(2,150,000)	(61,000)	(2,089,000)	3424.6%
Other income, net	(7,000)	(19,000)	12,000	(63.2%	)
Income tax provision	23,000	20,000	3,000	15.0%
Loss from continuing operations	$(2,166,000)	$(62,000)	$(2,104,000)	3393.5%

The decrease in net revenues was primarily driven by one customer whose revenue declined approximately $2,600,000, as well as a net decrease in volume of work and projects with continuing customers, partially offset by projects from new customers. In December 2024, our largest design customer notified the Company of its plan to discontinue their insulin patch program, on which the Company was working. We expect this to cause a material decrease in our revenues beginning with the second quarter of fiscal 2025. We are currently working on cost reduction efforts to mitigate the reduction in revenue.

Gross profit decreased and gross margin declined from 31.5% in Fiscal 2023 to 25.9% in Fiscal 2024. This decrease was mainly driven by lower utilization rates.

Sales and marketing expenses decreased primarily due to lower marketing spend, partially offset by higher personnel costs. Sales and marketing expenses remained fairly consistent at approximately 3.9% of revenue.

General and administrative expenses increased slightly in Fiscal 2024. Lower payroll costs were offset by increased corporate expenses, primarily driven by costs related to Nasdaq non-compliance issues, and a credit loss recovery of approximately $200,000 in Fiscal 2023 that did not recur in Fiscal 2024. Management continues to monitor the various components of general and administrative expenses and how these costs are affected by inflationary and other factors. We intend to adjust these costs as needed based on the overall needs of the business.

A-4

During Fiscal 2024, the Company recorded a goodwill impairment charge of $200,000. This impairment charge resulted from the quantitative goodwill impairment testing performed at September 30, 2024 and was driven by historical losses and a reduction in expected future performance of the Kablooe reporting unit.

We reported other income, net, of $7,000 in Fiscal 2024 as compared to $19,000 in Fiscal 2023. The variance is due to fair value adjustments of $70,000 in Fiscal 2023 to reduce to the fair value of the earnout consideration related to the Kablooe acquisition, $18,000 of net duty drawback income received in Fiscal 2023 offset by an increase in interest income from interest bearing deposits and a decrease in interest expense resulting from a reduction in the amount of debt outstanding.

We generated a loss from continuing operations of $2,166,000 and $62,000 in Fiscal 2024 and 2023, respectively. We maintain significant net operating loss carryforwards and do not recognize a significant income tax expense or benefit as our deferred tax provision is typically offset by a full valuation allowance on our net deferred tax asset.

Consolidated basic and diluted loss per share from continuing operations was $1.97 and $0.06 for Fiscal 2024 and Fiscal 2023, respectively.

LIQUIDITY AND CAPITAL RESOURCES

Our primary source of liquidity is our operations. The primary demand on our working capital has historically been (i) operating losses, (ii) repayment of debt obligations, and (iii) any increases in accounts receivable and inventories arising in the ordinary course of business. Historically, our sources of liquidity have been adequate to satisfy working capital requirements arising in the ordinary course of business. At September 30, 2024, our working capital (excluding assets and liabilities held for sale) was $4,663,000 compared to $5,449,000 at September 30, 2023. The decrease was primarily due to a decrease in accounts receivable, partially offset by lower accrued expenses. At November 30, 2024, we had approximately $2,000,000 cash on hand, which excludes cash associated with the discontinued OEM segment.

Forward China, an entity owned by our former Chairman of the Board and Chief Executive Officer, holds a $600,000 promissory note issued by the Company which matures on December 31, 2025 (see Note 14 to the consolidated financial statements). We plan on repaying the note on or prior to its maturity date. In connection with the sale of the OEM business, we are obligated to pay Forward China $150,000 on September 30, 2025 (in addition to the $200,000 paid on closing and the $300,000 aggregate payments made on July 31, 2025 and August 31, 2025).

Our consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. We had an accumulated deficit of $19,637,000 at September 30, 2024, a net loss of $1,951,000 in Fiscal 2024 and a cash balance (excluding cash associated with the discontinued OEM segment) of approximately $2,000,000 at November 30, 2024.

In December 2024, our largest design customer notified us of its plan to discontinue their insulin patch program, on which we were working.  We expect this to cause a material decrease in our revenues beginning with the second quarter of Fiscal 2025. Based on our forecasted cash flows, we believe that there is substantial doubt about our ability to continue as a going concern for a period of 12 months from the date of issuance of the consolidated financial statements.

If we have the opportunity to make a strategic acquisition (as we have in the past with the acquisitions of IPS and Kablooe) or an investment in a product or partnership, we may require additional capital beyond our current cash balance to fund the opportunity. If we seek to raise additional capital or obtain additional borrowings, there is no assurance that we will be able to raise funds on terms that are acceptable to us or at all. In the current environment of rising interest rates, any future borrowing is expected to result in higher interest expense.

A-5

Although we do not anticipate the need to purchase any additional material capital assets in order to carry out our business, it may be necessary for us to purchase equipment and other capital assets in the future, depending on need.

Cash Flows

During Fiscal 2024 and Fiscal 2023, our sources and uses of cash were as follows:

Operating Activities

During Fiscal 2024, cash provided by operating activities of $520,000 resulted from a net decrease in accounts receivable and contract assets of $1,224,000, cash provided by discontinued operations of $1,672,000, non-cash charges for depreciation, amortization, share-based compensation, credit loss expense and goodwill impairment of $653,000 and the net change in other operating assets and liabilities of $53,000, partially offset by the net loss of $1,951,000, a decrease in accrued expenses and other current liabilities $739,000, a decrease in accounts payable $392,000.

During Fiscal 2023, cash provided by operating activities of $1,150,000 resulted from a cash provided by discontinued operations of $5,073,000, non-cash charges for depreciation, amortization, share-based compensation and credit loss expense of $481,000 an increase in accounts payable of $270,000, an increase in accrued expenses and other current liabilities of $182,000, partially offset by the increase in accounts receivable and contract assets of $986,000, the $70,000 non-cash adjustment to the fair value of the Kablooe earnout consideration, the net loss of $3,737,000 and the net change in other operating assets and liabilities of $63,000.

Investing Activities

In Fiscal 2024 and Fiscal 2023, cash used for investing activities of $65,000 and $136,000, respectively, resulted from purchases of property and equipment.

Financing Activities

In Fiscal 2024 and Fiscal 2023, cash used in financing activities of $500,000 and $300,000, respectively, consisted of principal payments on the promissory note held by Forward China.

A-6

ITEM 8.         FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2024

The consolidated financial statements and notes thereto included in this Annual Report may be found beginning on page F-1 of this Annual Report on Form 10-K.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

Forward Industries, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Forward Industries, Inc. and Subsidiaries (the “Company”) as of September 30, 2024 and 2023, and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

Evaluation of Going Concern assessment and of impairment of Kablooe goodwill and intangible assets (Note 1, Note 2 and Note 4 to the Consolidated Financial Statements)

As discussed in Note 1 to the consolidated financial statements, significant judgment is exercised by the Company in determining whether there is substantial doubt the Company will continue as a going concern. As discussed in Notes 2 and 4 to the consolidated financial statements, the Company has goodwill and intangible assets related to its Kablooe, Inc. (“Kablooe”) operating unit. The Company reviews goodwill for impairment at least annually, or more often if triggering events occur, and performs an annual goodwill impairment test on September 30, the end of the fiscal year, or upon the occurrence of a triggering event. The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company estimates the fair value of its reporting unit using a combination of the income, or discounted cash flows approach, and the market approach, which utilizes Kablooe’s forecasted operating results. Specifically, the Company’s forecasted cash flows are sensitive to significant assumptions such as forecasted revenue and operating results, all of which are affected by the expected future market or economic conditions and inflation.

Significant judgment is exercised by the Company in forecasting operating results which factor into the Company’s going concern assessment and its goodwill and intangible assets impairment analysis related to its Kablooe operating segment. Specifically, the forecasted operating results used by the Company in its going concern assessment and the impairment analysis of goodwill and intangible assets included in its Kablooe operating segment are sensitive to significant assumptions such as future revenue and expenses, all of which are affected by uncertain future events.

Given these factors, the related audit effort in evaluating management’s judgments in forecasting operating results which factor into the Company’s going concern assessment and its goodwill and intangible assets impairment analysis related to its Kablooe reporting segment, were challenging, subjective, and complex and required a high degree of auditor judgment.

How our Audit Addressed the Critical Audit Matter

Our principal audit procedures related to the forecasted cash flows and operating results used in the Company’s going concern assessment and impairment of Kablooe’s goodwill and intangible assets analysis included the following:

•	We gained an understanding of and evaluated the design and implementation of the Company’s process to develop forecasted cash flows and operating results, including significant assumptions used in developing forecasted cash flows and operating results as well as considering the appropriateness of the underlying data used by the Company in its analyses.
•	Evaluating the reasonableness of the Company’s forecasted revenue, expenses, and cash flows by comparing those forecasts to underlying business strategies, including customer relationships and the Company’s ability to obtain new customers, and to historical results. In addition, we performed sensitivity analyses related to the key inputs used in the Company’s forecasted revenue, expenses and cash flows, including evaluating whether the changes in the assumptions would result in a material change in forecasted cash flows and operating results.
•	Evaluating management’s ability to accurately forecast future operating results by comparing the Company’s historical forecasted revenue, expenses and cash flows to actual results.

/s/ CohnReznick LLP

We have served as the Company’s auditor since 2011.

Melville, New York

December 27, 2024

except for the presentation of the OEM segment as discontinued operations as described in Notes 1, 2 and 3.

September 16, 2025

F-3

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,
	2024	2023
Assets

Current assets:
Cash	$2,777,125	$2,822,509
Accounts receivable, net of allowances for credit losses of $27,282 and $955,965 as of September 30, 2024 and 2023, respectively	2,308,425	3,848,987
Contract assets	1,272,993	975,745
Prepaid expenses and other current assets	382,832	321,981
Assets held for sale	2,908,039	3,403,002
Total current assets	9,649,414	11,372,224

Property and equipment, net	218,025	272,041
Intangible assets, net	680,386	893,143
Goodwill	1,558,682	1,758,682
Operating lease right-of-use assets, net	2,593,112	3,021,315
Other assets	68,737	68,737
Total assets	$14,768,356	$17,386,142

Liabilities and shareholders’ equity

Current liabilities:
Note payable to Forward China (related party)	$600,000	$–
Accounts payable	103,581	495,449
Deferred income	399,439	297,407
Current portion of operating lease liability	404,056	416,042
Accrued expenses and other current liabilities	571,662	1,310,945
Liabilities held for sale	7,292,858	8,316,256
Total current liabilities	9,371,596	10,836,099

Other liabilities:
Note payable to Forward China (related party)	–	1,100,000
Operating lease liability, less current portion	2,429,726	2,833,782
Total liabilities	11,801,322	14,769,881

Commitments and contingencies (Note 12)

Shareholders’ equity:
Series A-1 Convertible Preferred Stock, par value $0.01 per share; stated value of $1,000 per share; 2,700 shares authorized, 2,200 and 0 shares issued and outstanding at September 30, 2024 and 2023, respectively (liquidation preference of $2,200,000)	2,200,000	–
Common stock, 40,000,000 shares authorized; par value $0.01 per share; 1,101,069 shares issued and outstanding at September 30, 2024 and 2023	11,011	11,011
Additional paid-in capital	20,393,163	20,291,803
Accumulated deficit	(19,637,140)	(17,686,553)
Total shareholders’ equity	2,967,034	2,616,261

Total liabilities and shareholders’ equity	$14,768,356	$17,386,142

The accompanying notes are an integral part of the consolidated financial statements.

F-4

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Fiscal Years Ended September 30,
	2024	2023

Revenues, net	$19,990,833	$22,685,834
Cost of sales	14,807,117	15,549,013
Gross profit	5,183,716	7,136,821

Sales and marketing expenses	769,370	875,803
General and administrative expenses	6,365,464	6,322,147
Goodwill impairment	200,000	–

Operating loss	(2,151,118)	(61,129)

Fair value adjustment of earnout consideration	–	(70,000)
Interest income	(78,863)	(23,188)
Interest expense - related party	62,662	104,201
Other expense / (income), net	8,315	(30,019)
Loss from continuing operations before income taxes	(2,143,232)	(42,123)

Provision for income taxes	22,947	20,006
Loss from continuing operations	(2,166,179)	(62,129)
Income/(loss) from discontinued operations, net of tax	215,592	(3,674,528)
Net loss	$(1,950,587)	$(3,736,657)

Basic loss per share:
Basic loss per share from continuing operations	(1.97)	(0.06)
Basic income/(loss) per share from discontinued operations	0.20	(3.33)
Basic loss per share	(1.77)	(3.39)

Diluted loss per share:
Diluted loss per share from continuing operations	(1.97)	(0.06)
Diluted income/(loss) per share from discontinued operations	0.20	(3.33)
Diluted loss per share	(1.77)	(3.39)

Weighted average common shares outstanding:
Basic	1,101,069	1,101,069
Diluted	1,101,069	1,101,069

The accompanying notes are an integral part of the consolidated financial statements.

F-5

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	For the Fiscal Year Ended September 30, 2024
	Series A-1 Convertible				Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at September 30, 2023, unadjusted	–	$–	10,061,185	$100,612	$20,202,202	$(17,686,553)	$2,616,261
Adjustment for reverse stock split 1-for-10, effective June 18, 2024	–	–	(8,960,116)	(89,601)	89,601	–	–
Balance at September 30, 2023, as adjusted	–	–	1,101,069	11,011	20,291,803	(17,686,553)	2,616,261

Share-based compensation	–	–	–	–	101,360	–	101,360
Net loss	–	–	–	–	–	(1,950,587)	(1,950,587)
Preferred Stock issued in connection with conversion of accounts payable to Forward China	2,200	2,200,000	–	–	–	–	2,200,000

Balance at September 30, 2024	2,200	$2,200,000	1,101,069	$11,011	$20,393,163	$(19,637,140)	$2,967,034

	For the Fiscal Year Ended September 30, 2023
	Series A-1 Convertible				Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at September 30, 2022, unadjusted	–	$–	10,061,185	$100,612	$20,115,711	$(13,949,896)	$6,266,427
Adjustment for reverse stock split 1-for-10, effective June 18, 2024	–	–	(8,960,116)	(89,601)	89,601	–	–
Balance at September 30, 2022, as adjusted	–	–	1,101,069	11,011	20,205,312	(13,949,896)	6,266,427

Share-based compensation	–	–	–	–	86,491	–	86,491
Net loss	–	–	–	–	–	(3,736,657)	(3,736,657)

Balance at September 30, 2023	–	$–	1,101,069	$11,011	$20,291,803	$(17,686,553)	$2,616,261

The accompanying notes are an integral part of the consolidated financial statements.

F-6

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Fiscal Years Ended September 30,
	2024	2023
Operating Activities:
Net loss	$(1,950,587)	$(3,736,657)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation	101,360	86,491
Depreciation and amortization	331,927	314,962
Credit loss expense	19,505	78,786
Change in fair value of earn-out consideration	–	(70,000)
Goodwill impairment	200,000	–
Changes in operating assets and liabilities:
Accounts receivable	1,521,057	(619,542)
Contract assets	(297,248)	(366,910)
Prepaid expenses and other current assets	(60,851)	51,063
Accounts payable	(391,868)	269,724
Deferred income	102,032	(141,471)
Net changes in operating lease liabilities	12,161	28,471
Accrued expenses and other current liabilities	(739,283)	182,433
Net cash used in operating activities-continuing operations	(1,151,795)	(3,922,650)
Net cash provided by operating activities-discontinued operations	1,671,565	5,072,877
Net cash provided by operating activities	519,770	1,150,227

Investing Activities:
Purchases of property and equipment	(65,154)	(136,082)
Net cash used in investing activities	(65,154)	(136,082)

Financing Activities:
Repayment of note payable to Forward China (related party)	(500,000)	(300,000)
Net cash used in financing activities	(500,000)	(300,000)

Net (decrease) / increase in cash	(45,384)	714,145
Cash at beginning of year	2,822,509	2,108,364
Cash at end of year	$2,777,125	$2,822,509

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$62,662	$104,201
Cash paid for taxes	$7,069	$10,271
Supplemental Disclosures of Non-Cash Information:
Conversion of accounts payable to convertible preferred stock	$2,200,000	$–

The accompanying notes are an integral part of the consolidated financial statements.

F-7

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1        OVERVIEW

Business

Forward Industries, Inc. (“Forward”, “we”, “our”, or the “Company”), is a global design company serving top tier medical and technology customers. The Company provides hardware and software product design and engineering services to customers predominantly located in the U.S.

Discontinued Operations

In July 2023, the Company decided to cease operations of its retail distribution segment (the “Retail Exit”) and is presenting the results of operations for this segment within discontinued operations in the current and prior periods presented herein. Our retail distribution business sourced and sold smart-enabled furniture, hot tubs and saunas and a variety of other products through various online retailer websites to customers predominantly located in the U.S. and Canada. The inventory of the retail segment is presented as discontinued assets held for sale on the balance sheet at September 30, 2023.

In March 2025, the Company committed to a plan to sell the original equipment manufacturer (“OEM”) distribution segment of the business (“OEM Plan”). In May 2025, the Company completed the sale of this line of business and is presenting its results of operations within discontinued operations in the current and prior periods presented herein. The OEM distribution segment sourced and sold carrying cases and other accessories for medical monitoring and diagnostic kits as well as a variety of other portable electronic and non-electronic devices to OEMs or their contract manufacturers worldwide, that either packaged our products as accessories “in box” together with their branded product offerings or sold them through their retail distribution channels. The Company did not manufacture any of its OEM products and sourced substantially all of these products from independent suppliers in China, through Forward Industries Asia-Pacific Corporation, a British Virgin Islands corporation (“Forward China”), a related party owned by the Company’s former CEO (see Note 14).

Unless otherwise noted, amounts related to these discontinued operations are excluded from the disclosures presented herein. See Note 3 for more information on these discontinued operations.

Liquidity and Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. The Company had an accumulated deficit of $19,637,000 at September 30, 2024, a net loss of $1,951,000 in Fiscal 2024 and a cash balance (excluding cash associated with the discontinued OEM segment) of approximately $2,000,000 at November 30, 2024.

In December 2024, our largest design customer notified us of its plan to discontinue their insulin patch program, on which we were working.  We expect this to cause a material decrease in our revenues beginning with the second quarter of Fiscal 2025. Based on our forecasted cash flows, we believe our existing cash balance and working capital will not be sufficient to meet our liquidity needs through December 31, 2025, 12 months from the date of issuance of these consolidated financial statements. These factors raise substantial doubt about our ability to continue as a going concern.

Management plans to initiate cost reduction measures in Fiscal 2025 to mitigate the impact of the loss of our largest customer, including a reduction in force which was communicated in December 2024. These plans will be evaluated and adjusted as deemed necessary based on the ongoing needs of the business. Management also plans to seek flexibility on payment terms for ongoing purchases from Forward China and attempt to obtain debt or equity financing to fund its ongoing operations. However, there are no current agreements or understanding with regard to the form, time or amount of such financing and there is no assurance that any financing can be obtained, that Forward China will grant any flexibility on payment terms or that our cost reduction efforts will be sufficient to enable the Company to continue as a going concern. The consolidated financial statements do not include any adjustments that might result if the Company is unable to continue as a going concern. Such adjustments could be material.

F-8

NOTE 2        ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions. Within this report, certain dollar amounts and percentages have been rounded to their approximate values.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Forward Industries, Inc. and its wholly-owned subsidiaries (Forward Industries (IN), Inc. (“Forward US”), Forward Industries (Switzerland) GmbH (“Forward Switzerland”), Forward Industries UK Limited (“Forward UK”), Intelligent Product Solutions, Inc. (“IPS”), and Kablooe, Inc. (“Kablooe”). All significant intercompany transactions and balances have been eliminated in consolidation.

Segment Reporting

As a result of the discontinued retail and OEM segments, as disclosed in Note 3, the Company now has only one reportable segment. The design segment consists of two operating segments (IPS and Kablooe, which have been aggregated into one reportable segment) that provide a full spectrum of hardware and software product design and engineering services to customers predominantly located in the U.S. See Note 16 for more information on segments.

Goodwill

The Company reviews goodwill for impairment at least annually, or more often if triggering events occur. The Company has two reporting units with goodwill (the IPS and Kablooe operating segments) and we perform our annual goodwill impairment test on September 30, the end of the fiscal year, or upon the occurrence of a triggering event such as an overall change in economic climate, changes in the industry and competitive environment, and earnings quality and sustainability. The Company has the option to perform a qualitative assessment to determine if an impairment is more likely than not to have occurred. If the Company can support the conclusion that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then the Company would not need to perform a quantitative impairment test for the reporting unit. If the Company cannot support such a conclusion or does not elect to perform the qualitative assessment, then the Company will perform the quantitative impairment test by comparing the fair value of the reporting unit with its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, no impairment charge is recognized. If the fair value of the reporting unit is less than its carrying amount, an impairment charge will be recognized for the amount by which the reporting unit’s carrying amount exceeds its fair value. A significant amount of judgment is required in performing goodwill impairment tests including estimating the fair value of a reporting unit. See Note 4.

F-9

Intangible Assets

Intangible assets include trademarks and customer relationships, which were acquired as part of the acquisitions of IPS in Fiscal 2018 and Kablooe in Fiscal 2020 and are amortized over their estimated useful lives, which are periodically evaluated for reasonableness.

Our intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In assessing the recoverability of our intangible assets, we must make estimates and assumptions regarding future cash flows and other factors to determine the fair value of the respective assets. These estimates and assumptions could have a significant impact on whether an impairment charge is recognized and the magnitude of any such charge. Fair value estimates are made at a specific point in time, based on relevant information. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. If these estimates or material related assumptions change in the future, we may be required to record impairment charges related to our intangible assets. Management evaluated and concluded that there were no indications of impairments of intangible assets at September 30, 2024 or 2023.

Cash

The Company maintains cash deposits and a money market account in banks with financial institutions in the United States (that at times may exceed federally insured limits of $250,000 per financial institution). At September 30, 2024 and 2023, there were deposits totaling $2,089,000 and $2,207,000, respectively, held in excess of federally insured limits. Historically, we have not experienced any losses due to such cash concentrations.

Accounts Receivable

Accounts receivable consist of unsecured trade accounts with customers net of an allowance for credit losses. Collectability of accounts receivable is estimated by evaluating the number of days accounts are outstanding, customer payment history, recent payment trends and perceived creditworthiness, adjusted as necessary based on specific customer situations. At September 30, 2024 and 2023, the Company had allowances for credit losses of $27,000 and $771,000, respectively.

Inventories

Inventories consist primarily of finished goods and are stated at the lower of cost (determined by the first-in, first-out method) or net realizable value. Based on management’s estimates, an allowance is made to reduce excess, obsolete, or otherwise unsellable inventories to net realizable value. The allowance is established through charges to cost of sales, which is now presented as a component of income/(loss) from discontinued operations in the Company’s consolidated statements of operations. In determining the adequacy of the allowance, management’s estimates are based upon several factors, including analyses of inventory levels, historical loss trends, sales history and projections of future sales demand. The Company’s estimates of the allowance may change from time to time based on management’s assessments, and such changes could be material. Due to the Retail Exit and the OEM Plan, all inventory on hand at September 30, 2024 and 2023 is presented as a component of assets held for sale.

Property and Equipment

Property and equipment consist of computer hardware and software, furniture, fixtures and equipment and are recorded at cost. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. The estimated useful lives for all property and equipment ranges from three to five years.

F-10

Leases

Lease assets and liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term, using the Company’s incremental borrowing rate commensurate with the lease term, since the Company’s lessors do not provide an implicit rate, nor is one readily available. The Company has certain leases that may include an option to renew and when it is reasonably probable to exercise such option, the Company will include the renewal option terms in determining the lease asset and lease liability. Lease assets represent the Company’s right-to-use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Operating lease assets are shown as right-of-use assets and financing lease assets are a component of property and equipment on the consolidated balance sheets. The current and long-term portions of operating and financing lease liabilities are shown separately as such on the consolidated balance sheets.

Income Taxes

The Company recognizes future tax benefits and liabilities measured at enacted rates attributable to temporary differences between financial statement and income tax bases of assets and liabilities and to net tax operating loss carryforwards to the extent that realization of these benefits is more likely than not. At September 30, 2024, there was no change to our assessment that a full valuation allowance was required against all net deferred tax assets as it is not probable that such deferred tax assets will be realized. Accordingly, any deferred tax provision or benefit was offset by an equal and opposite change to the valuation allowance. Our income tax provision or benefit is generally not significant due to the existence of significant net operating loss carryforwards.

Revenue Recognition

Discontinued OEM Distribution Segment

The OEM distribution segment recognized revenue when: (i) finished goods were shipped to its customers (in general, these conditions occurred at either point of shipment or point of destination, depending on the terms of sale and transfer of control); (ii) there were no other deliverables or performance obligations; and (iii) there were no further obligations to the customer after the title of the goods had transferred. If the Company received consideration before achieving the criteria previously mentioned, it recorded a contract liability, which would be classified as a component of liabilities held for sale in the accompanying consolidated balance sheets. The OEM distribution segment had no contract liabilities at September 30, 2024, 2023 or 2022. The results of operations of the OEM segment are reported as discontinued operations for Fiscal 2024 and Fiscal 2023 (see Note 3).

Discontinued Retail Distribution Segment

The retail distribution segment sold products primarily through online websites operated by authorized third-party retailers. Revenue was recognized when control (as defined in Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”) of the related goods was transferred to the retailer, which generally occurred upon shipment to the end customer. Other than product delivery, the retail distribution segment did not typically have other deliverables or performance obligations associated with its products. Revenue was measured as the amount of consideration expected to be received in exchange for the products provided, net of allowances taken by retailers for product returns and any taxes collected from customers that will be remitted to governmental authorities. When the Company received consideration before achieving the criteria previously mentioned, it recorded a contract liability, which was classified as a component of deferred income in the accompanying consolidated balance sheets. The retail distribution segment had no contract liabilities at September 30, 2024, 2023 or 2022. The results of operations of the retail segment are reported as discontinued operations for Fiscal 2024 and Fiscal 2023 (see Note 3).

F-11

Design Segment

The Company applies the “cost to cost” and “right to invoice” methods of revenue recognition to the contracts with customers in the design segment. The design segment typically engages in two types of contracts: (i) time and material and (ii) fixed price. The Company recognizes revenue over time on its time and material contracts utilizing a “right to invoice” method. Revenues from fixed price contracts that require performance of services that are not related to the production of tangible assets are recognized by using cost inputs to measure progress toward the completion of its performance obligations, or the “cost to cost” method. Revenues from fixed price contracts that contain specific deliverables are recognized when the performance obligation has been satisfied or the transfer of goods to the customer has been completed and accepted.

Recognized revenues that will not be billed until a later date are recorded as contract assets in the accompanying consolidated balance sheets. The design segment had contract assets of $1,273,000, $976,000 and $609,000 at September 30, 2024, 2023 and 2022, respectively. Contracts where collections to date have exceeded recognized revenues, or contract liabilities, are recorded as a liability and classified as a component of deferred income in the accompanying consolidated balance sheets. The design segment had contract liabilities of $399,000, $297,000 and $439,000 at September 30, 2024, 2023 and 2022, respectively.

Shipping and Handling Fees

The Company includes shipping and handling fees billed to customers in net revenues and the related transportation costs in cost of sales.

Foreign Currency Transactions

The Company’s functional currency is the U.S. dollar. Foreign currency transactions may generate receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid. Fluctuations in exchange rates between such foreign currency and the functional currency increase or decrease the expected amount of functional currency cash flows upon settlement of the transaction. These increases or decreases in expected functional currency cash flows are foreign currency transaction gains or losses that are included in other income or expense in the accompanying consolidated statements of operations. The approximate net gains (losses) from foreign currency transactions were $8,000 and $2,000 in Fiscal 2024 and Fiscal 2023, respectively.

Fair Value Measurements

We perform fair value measurements in accordance with the guidance provided by ASC 820, “Fair Value Measurement.” ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at their fair values, we consider the principal or most advantageous market in which we would transact and consider assumptions that market participants would use when pricing the assets or liabilities, such as inherent risk, transfer restrictions, and risk of nonperformance.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset’s or liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 establishes three levels of inputs that may be used to measure fair value:

•	Level 1: quoted prices in active markets for identical assets or liabilities;

•	Level 2: inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; or

•	Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair values of the assets or liabilities.

The carrying amounts of cash, accounts receivable, accounts payable, due to Forward China, and the Note payable to Forward China approximate fair value due their short-term maturities.

F-12

Share-Based Compensation Expense

The Company estimates the fair value of employee and non-employee director share-based compensation on the date of grant using the Black-Scholes option pricing model, which includes variables such as the expected volatility of the Company’s share price, the exercise behavior of its grantees, interest rates, and dividend yields. These variables are projected based on the Company’s historical data, experience, and other factors. The fair value of employee and non-employee director share-based compensation is recognized in the consolidated statements of operations over the related service or vesting period of each grant. In the case of awards with multiple vesting periods, the Company has elected to use the graded vesting attribution method, which recognizes compensation cost on a straight-line basis over each separately vesting portion of the award as if the award was, in substance, multiple awards (see Note 9).

Recent Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-09, “Income Taxes - Improvements to Income Tax Disclosures”, requiring enhancements and further transparency to certain income tax disclosures, most notably the tax rate reconciliation and income taxes paid. This ASU is effective for fiscal years beginning after December 15, 2024 on a prospective basis and retrospective application is permitted. The Company is currently evaluating the effects of this pronouncement on its consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” which requires expanded segment reporting and disclosure and is effective for the Company for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company is currently evaluating the effects of this pronouncement on its consolidated financial statements.

In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments – Credit Losses.” ASU 2019-11 is an accounting pronouncement that provides clarity to and amends earlier guidance on this topic and would be effective concurrently with the adoption of such earlier guidance. This pronouncement is effective for the Company for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. The Company adopted this guidance in the first quarter of Fiscal 2024 with no material impact on its consolidated financial statements.

NOTE 3         DISCONTINUED OPERATIONS AND ASSETS HELD FOR SALE

Considering the recurring losses incurred by the retail segment, in July 2023, the Company decided to cease operations of its retail distribution segment (“Retail Exit”). The primary assets of the retail segment were inventory and accounts receivable. The Company sold, liquidated, or otherwise disposed of the remaining retail inventory as of September 30, 2024, and collected all remaining retail accounts receivable by the end of Fiscal 2024. As of September 30, 2024, the retail segment was fully discontinued, and we expect to have no further significant involvement in this segment. The Retail Exit is considered a strategic shift that will have a significant impact on the Company’s operations and financial results. The inventory of the retail segment meets the criteria to be considered “held-for-sale” in accordance with ASC 205-20, “Discontinued Operations.” Accordingly, the retail inventory is classified on our consolidated balance sheet as “assets held for sale” at September 30, 2023, and the results of operations for the retail segment have been classified as “Discontinued Operations” on the consolidated statements of operations for the years ended September 30, 2024 and 2023.

In March 2025, Forward China determined it would not renew the Buying Agency and Supply Agreement (the “Sourcing Agreement”), which subsequently expired on May 9, 2025 (see Note 14). Without this agreement, the Company determined it would not continue the OEM segment of the business and committed to a plan to sell the segment. On May 16, 2025, the Company and Forward US entered into a transaction agreement with Forward China, pursuant to which the Company sold all equity interest in Forward Switzerland and Forward UK and sold certain other net assets related to Forward US’ OEM segment to Forward China to satisfy outstanding payables due to Forward China under the Sourcing Agreement. Additionally, the Company and Forward China terminated the Supply Agreement and extended the term of the Note Payable (see Note 14) to December 31, 2025. The Company paid $200,000 at closing and agreed to make additional cash payments of $150,000 on each of July 31, 2025, August 31, 2025 and September 30, 2025.

F-13

The sale of the OEM business is considered a strategic shift that will have a significant impact on the Company’s operations and financial results. The assets and liabilities of the OEM segment were classified as assets and liabilities held for sale on the consolidated balance sheets at September 30, 2024 and 2023. The results of operations for the OEM segment have been classified as discontinued operations on the consolidated statements of operations for fiscal 2024 and 2023. The consolidated balance sheets and statements of operations for comparable periods have been reclassified to conform to this presentation in accordance with the accounting guidance.

The following table presents the major classes of the “Net income/(loss) from discontinued operations, net of tax” in our consolidated statements of operations.

	For the Fiscal Years Ended September 30,
	2024	2023

Revenues, net	$10,935,000	$18,335,000
Cost of sales	9,642,000	18,060,000
Gross profit	1,293,000	275,000

Sales and marketing expenses	880,000	1,998,000
General and administrative expenses	197,000	246,000

Income/(loss) from operations	216,000	(1,969,000)

Loss on classification as held for sale	–	(1,705,000)
Income/(loss) from discontinued operations, net of tax	$216,000	$(3,674,000)

There were no material amounts of depreciation, amortization, investing or financing cash flows for the discontinued operations in Fiscal 2024 or Fiscal 2023. The only significant non-cash activity for the discontinued operations in Fiscal 2024 and 2023 was the conversion of accounts payable to Forward China into preferred stock in July and September of 2024 (see Note 14).

The following table presents the major components of assets and liabilities held for sale on our consolidated financial statements:

	September 30,
	2024	2023
Cash	$245,000	$358,000
Accounts receivable, net	2,124,000	2,144,000
Inventories	490,000	843,000
Prepaid expenses and other current assets	49,000	58,000
Total assets held for sale	$2,908,000	$3,403,000

Accounts payable	25,000	23,000
Due to Forward China	7,226,000	8,246,000
Other current liabilities	42,000	47,000
Total liabilities held for sale	$7,293,000	$8,316,000

F-14

NOTE 4         INTANGIBLE ASSETS AND GOODWILL

Intangible Assets

The Company’s intangible assets consist of the following:

	September 30, 2024			September 30, 2023
	Trademarks	Customer Relationships	Total Intangible Assets	Trademarks	Customer Relationships	Total Intangible Assets

Gross carrying amount	$585,000	$1,390,000	$1,975,000	$585,000	$1,390,000	$1,975,000
Less accumulated amortization	(242,000)	(1,053,000)	(1,295,000)	(203,000)	(879,000)	(1,082,000)
Net carrying amount	$343,000	$337,000	$680,000	$382,000	$511,000	$893,000

The Company’s intangible assets resulted from the acquisitions of Kablooe and IPS in Fiscal 2020 and Fiscal 2018, respectively, and relate to the design segment of our business. Intangible assets are amortized over their expected useful lives of 15 years for the trademarks and eight years for the customer relationships. During Fiscal 2024 and Fiscal 2023, the Company recorded amortization expense related to intangible assets of $213,000, which is included in general and administrative expenses in the Company’s consolidated statements of operations.

At September 30, 2024, estimated amortization expense for the Company’s intangible assets for each of the next five years and thereafter is as follows:

Fiscal 2025	$213,000
Fiscal 2026	121,000
Fiscal 2027	81,000
Fiscal 2028	78,000
Fiscal 2029	39,000
Thereafter	148,000
Total	$680,000

Goodwill

Goodwill represents the future economic benefits of assets acquired in a business combination that are not individually identified or separately recognized. The Company’s goodwill resulted from the acquisitions of Kablooe and IPS in Fiscal 2020 and Fiscal 2018, respectively and are held under the design segment of our business. The goodwill associated with the IPS acquisition is not deductible for tax purposes, but the goodwill associated with the Kablooe acquisition is deductible for tax purposes.

Due to historical losses of the Kablooe reporting unit, the Company elected to bypass the qualitative assessment and perform quantitative goodwill impairment testing for the Kablooe reporting unit at September 30, 2024. Using an income approach methodology, the fair value of the Kablooe reporting unit was estimated with a discounted cash flow analysis incorporating variables categorized within level 3 of the fair value hierarchy such as projected revenues, growth rate and discount rate. This quantitative testing indicated the carrying amount of the Kablooe reporting unit exceeded its fair value, resulting in a goodwill impairment charge of $200,000 in fiscal 2024, primarily driven by a reduction in the expected future performance of the Kablooe reporting unit.

F-15

The Company performed the annual goodwill impairment test for Fiscal 2023 and determined there was no impairment.

Below is the rollforward of goodwill for the design segment, the only reportable segment with goodwill:

Balance at September 30, 2023	$1,759,000

Impairment of Kablooe reporting unit	(200,000)

Balance September 30, 2024	$1,559,000

NOTE 5         PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation and amortization are summarized in the table below:

	September 30,
	2024	2023
Computer hardware and software	$481,000	$478,000
Furniture and fixtures	48,000	67,000
Equipment	83,000	171,000
Property and equipment, cost	612,000	716,000
Less accumulated depreciation and amortization	(394,000)	(444,000)
Property and equipment, net	$218,000	$272,000

Depreciation expense was $119,000 and $102,000 for Fiscal 2024 and Fiscal 2023, respectively.

NOTE 6         FAIR VALUE MEASUREMENTS - EARNOUT

The acquisition of Kablooe provides annual contingent earnout payments based on results of operations through August 2025. The fair value of this earnout liability is measured on a recurring basis at each reporting date using a Black-Scholes valuation model with the following inputs and assumptions, which are categorized within level 3 of the fair value hierarchy:

	September 30,
	2024	2023
Volatility	40%	40%
Risk-free interest rate	3.6%	4.9% - 5.3%
Expected term in years	0.5	0.4 - 1.4
Dividend yield	–	–

In Fiscal 2023, the Company reduced this liability from $70,000 to $0 based on changes in the expected likelihood of Kablooe reaching the specified earnings targets. In Fiscal 2024, there were no changes to the total fair value of this earnout liability.

F-16

NOTE 7        ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities at September 30, 2024 and 2023 are as follows:

	September 30,
	2024	2023
Accrued commissions/bonuses	$109,000	$852,000
Paid time off	265,000	268,000
Other	198,000	191,000
Total	$572,000	$1,311,000

NOTE 8        SHAREHOLDERS’ EQUITY

Reverse Stock Split

The Company’s shareholders authorized, and the Board of Directors approved a 1-for-10 reverse stock split, which became effective on June 18, 2024. Any fractional shares that would have otherwise resulted from the reverse stock split were rounded up to the nearest whole share. Accordingly, all references made to shares, per share, or common share amounts in the accompanying consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect the reverse stock split. The reverse stock split did not change the par value of the common stock nor the authorized number of shares of common stock or any series of preferred stock.

Nasdaq

In July 2023, the Company was notified by Nasdaq that it was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). Thereafter, in February 2024, the Company was notified that it was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Rule”) (collectively, with the Minimum Bid Price Rule, the “Minimum Requirements”). In April 2024, the Company presented a plan of action to the Nasdaq Hearings Panel to meet compliance with the Minimum Requirements. As a result of the reverse stock split effected in June 2024 and the entrance into the Accounts Payable Conversion Agreement (described in Note 14), the Company regained compliance with the Minimum Requirements in July 2024 and was formally notified by Nasdaq that the Minimum Requirements were met. Until July 24, 2025, the Company is subject to a Nasdaq “Panel Monitor” which provides for in the event the Company fails to satisfy the Stockholders’ Equity Rule (not the Minimum Bid Price Rule) during the monitoring period, the Company will be required to request a hearing before the Panel in order to maintain its listing rather than taking the interim step of submitting a compliance plan for the Listing Qualifications Staff’s review or receiving any otherwise applicable grace period. We can provide no assurance that if the Company falls below the Stockholders’ Equity Rule requirement during this period that the Company will be able to maintain its Nasdaq listing.

“Blank Check” Preferred Stock

The Company is authorized to issue up to 4,000,000 shares of “blank check” preferred stock. The Board has the authority and discretion, without shareholder approval, to issue preferred stock in one or more series for any consideration it deems appropriate, and to fix the relative rights and preferences thereof including their redemption, dividend and conversion rights. Of these shares, 100,000 shares have been authorized as the Series A Participating Preferred Stock. There were no shares of Series A preferred stock issued or outstanding at September 30, 2024 or 2023.

In connection with the Conversion Agreements with Forward China (see Note 14), the Company filed two Certificates of Amendment to the Certificate of Incorporation (the “COD”) designating 2,700 shares of Series A-1 Convertible Preferred Stock, with a stated value of $1,000 per share (the “Stated Value”).

F-17

The holders of the Series A-1 Convertible Preferred Stock have no voting rights and rank senior to all classes or series of the Company’s common stock with respect to the distribution of assets upon liquidation, dissolution, or winding up. Subject to a 19.9% share cap (as defined in the COD), the Series A-1 Convertible Preferred Stock shall be convertible into a number of shares of the Company’s common stock as determined by (i) multiplying the number of shares to be converted by the Stated Value, (ii) adding the result of all accrued and accumulated and unpaid dividends on such shares to be converted, and then (iii) dividing the result by the conversion price of $7.50, subject to adjustment as defined in the COD. The Series A-1 Convertible Preferred Stock is not redeemable.

Warrants

At September 30, 2024, the Company had 7,500 warrants outstanding and exercisable, which have an exercise price of $17.50 per share and an expiration date 90 days after a registration statement registering common stock (other than pursuant to an employee benefit plan) is declared effective by the Securities and Exchange Commission.

NOTE 9         SHARE-BASED COMPENSATION

2021 Equity Incentive Plan

In February 2021, shareholders of the Company approved the 2021 Equity Incentive Plan (the “2021 Plan”), which is administered by the Compensation Committee of the Board of Directors and authorizes 1,291,000 shares of common stock for grants of various types of equity awards to officers, directors, employees and consultants. Upon approval of the 2021 Plan, no additional awards were granted under the 2011 Long Term Incentive Plan (the “2011 Plan”), which expired according to its terms in March 2021. Shares authorized under the 2021 Plan include 1,000,000 new shares and 291,000 shares that remained available under the 2011 Plan. Awards which are forfeited or expire are eligible for regrant under the 2021 Plan. The exercise prices of stock options granted may not be less than the fair market value of the common stock as quoted on the Nasdaq stock market on the grant date and the expiration date of option awards may not exceed 10 years. At September 30, 2024, there were 1,243,000 shares of common stock available for grants under the 2021 Plan.

Stock Options

The fair value of option awards is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions in the following table. The expected term represents the period over which the stock option awards are expected to be outstanding. The Company utilizes the simplified method to develop an estimate of the expected term of “plain vanilla” option grants. The expected volatility used is based on the historical price of the Company’s stock over the most recent period commensurate with the expected term of the award. The risk-free interest rate used is based on the implied yield of U.S. Treasury zero-coupon issues with a remaining term equivalent to the award’s expected term. The Company historically has not paid any dividends on its common stock and had no intention to do so on the date the share-based awards were granted. The Company accounts for forfeitures in the period they occur.

In applying the Black-Scholes option pricing model to options granted, the Company used the following assumptions:

	Fiscal 2024	Fiscal 2023
Expected term (years)	3.00	2.75
Expected volatility	66.4%	69.0%
Risk free interest rate	4.83%	4.31%
Expected dividends	–	–

In Fiscal 2024, the Company granted options to three of its non-employee directors to purchase an aggregate of 33,243 shares of its common stock at an exercise price of $7.60 per share. The options vest one year from the date of grant, expire five years from the date of grant and 11,081 were forfeited prior to vesting. The options have a weighted average grant-date fair value of $3.60 per share and an aggregate grant-date fair value of $120,000, which will be recognized, net of forfeitures, ratably over the vesting period.

F-18

In Fiscal 2023, the Company granted options to three of its non-employee directors to purchase an aggregate of 12,474 shares of its common stock at an exercise price of $10.30 per share. The options vested six months from the date of grant and expire five years from the date of grant. The options have a weighted average grant-date fair value of $4.80 per share and an aggregate grant-date fair value of $60,000, which were recognized ratably over the vesting period.

The Company recognized compensation expense for stock option awards of $101,000 and $86,000 during Fiscal 2024 and Fiscal 2023, respectively, which was recorded as a component of general and administrative expenses in its consolidated statements of operations.

No options were exercised during Fiscal 2024 and Fiscal 2023.

At September 30, 2024, there were no material amounts of unrecognized compensation cost related to nonvested stock option awards.

The following table summarizes stock option activity during Fiscal 2024:

		Weighted	Weighted
		Average	Average	Aggregate
	Number of	Exercise	Remaining	Intrinsic
	Options	Price	Life (Yrs.)	Value
Outstanding at September 30, 2023	92,000	$14.31
Granted	33,000	$7.60
Forfeited	(11,000)	$7.60
Expired	(33,000)	$15.12
Outstanding at September 30, 2024	81,000	$12.15	2.5	$–

Exercisable at September 30, 2024	59,000	$13.86	2.0	$–

Options outstanding at September 30, 2024 have an exercise price between $7.60 and $23.90 per share.

NOTE 10      INCOME TAXES

The following table summarizes the Company’s consolidated provision from continuing operations for U.S. federal, state and foreign taxes on income:

	Fiscal 2024	Fiscal 2023
Current:
Federal	$–	$–
State	23,000	20,000
Foreign	–	–

Deferred:
Federal	(141,000)	112,000
State	(71,000)	(244,000)
Foreign	(16,000)	(39,000)
	(205,000)	(151,000)
Change in valuation allowance	228,000	171,000
Income tax provision	$23,000	$20,000

The deferred tax provision is the change in the deferred tax assets and liabilities representing the tax consequences of changes in the amounts of temporary differences, net operating loss carryforwards and changes in tax rates during the fiscal year.

F-19

The Company’s deferred tax assets and liabilities are comprised of the following:

	September 30,
	2024	2023
Deferred tax assets
Net operating losses	$3,586,000	$2,976,000
Share-based compensation	269,000	242,000
AMT & other tax credits	–	5,000
Excess tax over book basis in inventory	–	18,000
Reserves and other allowances	388,000	893,000
Lease liability	702,000	794,000
Accrued compensation	32,000	101,000
Accrued related party interest	5,000	5,000
Charitable contributions	1,000	1,000
Interest expense limitation	82,000	46,000
Total deferred tax assets	5,065,000	5,081,000

Deferred tax liabilities
Depreciation	(11,000)	(9,000)
Prepaid expenses	(41,000)	(88,000)
Intangible assets	(64,000)	(145,000)
Operating lease right-of-use assets	(642,000)	(737,000)
Total deferred tax liabilities	(758,000)	(979,000)
Valuation allowance	(4,307,000)	(4,102,000)
Net deferred tax assets	$–	$–

The Company recorded a provision for income taxes which includes net expense of $23,000 and $20,000 in Fiscal 2024 and Fiscal 2023, respectively, primarily for state income tax expenses in states where net operating loss carryforwards (“NOLs”) were not available.

At September 30, 2024, the Company had available NOLs for U.S. federal income tax purposes of $13,012,000 and NOLs for state income tax purposes of $7,425,000. NOLs generated prior to 2018 expire beginning in 2031 while NOLs generated after 2018 have an indefinite carryforward period. The NOLs result in a deferred tax asset of $2,732,000 with respect to U.S. federal income taxes and $516,000 for state income taxes. In addition, at September 30, 2024, the Company had available NOLs for foreign income tax purposes of $1,975,000, resulting in a deferred tax asset of $338,000, expiring through 2028. Total net deferred tax assets, before valuation allowance, were $4,307,000 and $4,102,000 at September 30, 2024 and 2023, respectively. Undistributed earnings of the Company’s foreign subsidiaries are considered permanently reinvested; therefore, in accordance with U.S. GAAP, no provision for U.S. federal or state income taxes would result. In Fiscal 2024, Forward Switzerland had a net loss for tax purposes of $96,000 and Forward UK had a net loss for tax purposes of $41,000.

At September 30, 2024, as part of its periodic evaluation of the necessity to maintain a valuation allowance against its deferred tax assets, and after consideration of all factors, including, among others, projections of future taxable income, current year NOL utilization and the extent of the Company’s cumulative losses in recent years, the Company determined that, on a more likely than not basis, it would not be able to use remaining deferred tax assets, except with respect to the U.S. federal income taxes in the event the Company elects to effect repatriation of certain foreign source income of Forward Switzerland, which income is currently considered to be permanently reinvested and for which no U.S. tax liability has been accrued. Accordingly, the Company has determined to maintain a full valuation allowance against its net deferred tax assets. At September 30, 2024 and 2023, the valuation allowance was $4,307,000 and $4,102,000, respectively. The change in the valuation allowance of $205,000 is comprised of a $228,000 increase from continuing operations and a $23,000 decrease from discontinued operations. In the future, the utilization of the Company’s NOLs may be subject to certain change of control limitations. If the Company determines that it will be able to use some or all of its deferred tax assets in a future reporting period, the adjustment to reduce or eliminate the valuation allowance would reduce its income tax expense and increase after-tax income.

F-20

The significant elements contributing to the difference between the U.S. federal statutory tax rate and the Company’s effective tax rate are as follows:

	Fiscal 2024		Fiscal 2023
U.S. federal statutory rate	21.0%		21.0%
State tax rate, net of federal benefit	2.1%		3.9%
Foreign rate differential	0.7%		(9.2%	)
Tax return to provision adjustments	(14.3%	)	(94.6%	)
Effect of state tax rate change	1.9%		(8.5%	)
Change in valuation allowance	(12.6%	)	95.7%
Permanent differences	(0.1%	)	2.9%

Effective tax rate	(1.3%	)	11.2%

At September 30, 2024 and 2023, the Company had no uncertain tax positions or related interest or penalties requiring accrual. It is the Company’s policy to recognize interest and/or penalties, if any, related to income tax matters in income tax expense in the consolidated statements of operations. For the periods presented in the accompanying consolidated statements of operations, no material income tax related interest or penalties were assessed or recorded. All fiscal years prior to the fiscal year ended September 30, 2021, are closed to federal and state examination.

NOTE 11        EARNINGS PER SHARE

Basic earnings per share data for each period presented is computed using the weighted average number of shares of common stock outstanding during each such period. Diluted earnings per share data is computed using the weighted average number of common and dilutive common equivalent shares outstanding during each period. Dilutive common equivalent shares consist of shares that would be issued upon the exercise of stock options and warrants, computed using the treasury stock method, and the conversion of preferred stock, using the if-converted method. A reconciliation of basic and diluted earnings/loss per share is as follows:

	For the Fiscal Years Ended
	September 30,
	2024	2023
Numerator:
Loss from continuing operations	$(2,166,179)	$(62,129)
Income/(loss) from discontinued operations, net of tax	215,592	(3,674,528)
Net loss	$(1,950,587)	$(3,736,657)

Denominator:
Weighted average common shares outstanding	1,101,069	1,101,069
Dilutive common share equivalents	–	–
Weighted average dilutive shares outstanding	1,101,069	1,101,069

Basic loss per share:
Basic loss per share from continuing operations	$(1.97)	$(0.06)
Basic income/(loss) per share from discontinued operations	0.20	(3.33)
Basic loss per share	$(1.77)	$(3.39)

Diluted loss per share:
Diluted loss per share from continuing operations	$(1.97)	$(0.06)
Diluted income/(loss) per share from discontinued operations	0.20	(3.33)
Diluted loss per share	$(1.77)	$(3.39)

F-21

The following securities were excluded from the calculation of diluted earnings per share in Fiscal 2024 and Fiscal 2023 because their inclusion would have been anti-dilutive:

	For the Fiscal Years Ended
	September 30,
	2024	2023
Options	81,400	92,300
Warrants	7,500	7,500
Total potentially dilutive shares	88,900	99,800

NOTE 12        COMMITMENTS AND CONTINGENCIES

Guarantee Obligation

In February 2010, Forward Switzerland and its European logistics provider (freight forwarding and customs agent) entered into an agreement (the “Representation Agreement”) whereby, among other things, the European logistics provider agreed to act as Forward Switzerland’s fiscal representative in The Netherlands for the purpose of providing services in connection with any value added tax matters. As part of this agreement, Forward Switzerland agreed to provide an undertaking (in the form of a bank letter of guarantee) to the logistics provider with respect to any value added tax liability arising in The Netherlands that the logistics provider is required to pay to Dutch tax authorities on its behalf.

In February 2010, Forward Switzerland entered into a guarantee agreement with a Swiss bank relating to the repayment of any amount up to €75,000 (equal to approximately $84,000 at September 30, 2024) paid by such bank to the logistics provider in order to satisfy such undertaking pursuant to the bank letter of guarantee. Forward Switzerland would be required to perform under the guarantee agreement only in the event that (i) a value added tax liability is imposed on the Company’s revenues in The Netherlands; (ii) the logistics provider asserts that it has been called upon in its capacity as surety by the Dutch Receiver of Taxes to pay such taxes; (iii) Forward Switzerland or the Company on its behalf fails or refuses to remit the amount of value added tax due to the logistics provider upon its demand; and (iv) the logistics provider makes a drawing under the bank letter of guarantee. Under the Representation Agreement, Forward Switzerland agreed that the letter of guarantee would remain available for drawing for three years following the date that its relationship terminates with the logistics provider to satisfy any value added tax liability arising prior to expiration of the Representation Agreement but asserted by The Netherlands after expiration.

The initial term of the bank letter of guarantee expired February 28, 2011, but it renews automatically for one-year periods on February 28 of each subsequent year unless Forward Switzerland provides the Swiss bank with written notice of termination at least 60 days prior to the renewal date. It is the intent of Forward Switzerland and the logistics provider that the bank letter of guarantee amount be adjusted annually. In consideration of the issuance of the letter of guarantee, Forward Switzerland has granted the Swiss bank a security interest in all of its assets on deposit with, held by, or credited to Forward Switzerland’s accounts with, the Swiss bank (approximately $245,000 at September 30, 2024). At September 30, 2024, the Company had not incurred a liability in connection with this guarantee.

Legal Proceedings

From time to time, the Company may become a party to legal actions or proceedings in the ordinary course of its business. At September 30, 2024, there were no such actions or proceedings, either individually or in the aggregate, that, if decided adversely to its interests, the Company believes would be material to its business.

F-22

NOTE 13      LEASES

The Company’s operating leases are primarily for corporate, engineering, and administrative office space. Total operating lease expense in Fiscal 2024 was $619,000, of which $15,000 was recorded in sales and marketing expenses and $604,000 was recorded in general and administrative expenses on the consolidated statements of operations. Total operating lease expense in Fiscal 2023 was $621,000, of which $3,000 was recorded in sales and marketing expenses and $618,000 was recorded in general and administrative expenses on the consolidated statements of operations. Cash paid for amounts included in operating lease liabilities in Fiscal 2024 and Fiscal 2023, which have been included in cash flows from operating activities, was $592,000 and $575,000, respectively.

At September 30, 2024, the Company’s operating leases had a weighted average remaining lease term of 6.9 years and a weighted average discount rate of 5.8%.

Future minimum payments under non-cancellable operating leases are as follows:

Fiscal 2025	$556,000
Fiscal 2026	510,000
Fiscal 2027	419,000
Fiscal 2028	428,000
Fiscal 2029	440,000
Thereafter	1,111,000
Total future minimum lease payments	3,464,000
Less imputed interest	(630,000)
Present value of lease liabilities	2,834,000
Less current portion of lease liabilities	(404,000)
Long-term portion of lease liabilities	$2,430,000

NOTE 14       RELATED PARTY TRANSACTIONS

Buying Agency and Supply Agreement

The Company has a Buying Agency and Supply Agreement (the “Supply Agreement”) with Forward China. The Supply Agreement provides that, upon the terms and subject to the conditions set forth therein, Forward China will act as the Company’s exclusive buying agent and supplier of Products (as defined in the Supply Agreement) in the Asia-Pacific region. The Company purchases products at Forward China’s cost and through March 2023 paid Forward China a monthly service fee equal to the sum of (i) $100,000, and (ii) 4% of “Adjusted Gross Profit”, which is defined as the selling price less the cost from Forward China. Considering the loss of a significant OEM distribution customer (see Note 16), effective April 1, 2023, the Company and Forward China agreed to reduce the fixed portion of the sourcing fee from $100,000 to $83,333 per month for the remaining term of the Supply Agreement, which expired in October 2023. Effective October 2023, the Company and Forward China entered into a new sourcing agreement under which the fixed portion of the sourcing fee was further reduced to $65,833 per month. Other terms in the agreement are substantially the same as the prior agreement. Due to the Retail Exit and decline in the OEM distribution segment business, the new sourcing agreement expired October 31, 2024. In November 2024, the Company and Forward China agreed to: (i) extend the sourcing agreement until April 30, 2025, but allow either party to cancel with 30 days notice, (ii) reduce the fixed portion of the sourcing fee to $35,000 per month, and (iii) change the payment terms to better align with payments from the Company’s customers.

F-23

Terence Wise, Chief Executive Officer and Chairman of the Company, is the owner of Forward China. In addition, Jenny P. Yu, a Managing Director of Forward China, beneficially owns more than 5% of the Company’s common stock. The Company recorded service fees to Forward China of $891,000 and $1,266,000 during Fiscal 2024 and Fiscal 2023, respectively, which are included as a component of cost of sales upon sales of the related products. Due to the OEM Plan, these costs are now included in income from discontinued operations for fiscal 2024 and 2023. The Company had purchases from Forward China of $7,862,000 and $12,799,000 during Fiscal 2024 and Fiscal 2023, respectively.

The Company has a separate agreement with Forward China to address the potential impact of customers sourcing directly from Forward China. In the event a customer of the Company bypasses the services of the Company and does business directly with Forward China, Forward China will pay a commission of 50% of the net revenue, less direct costs, generated from the products or services sold. No commissions were recognized in Fiscal 2024 and Fiscal 2023.

In order to preserve the Company’s current and future liquidity, in November 2023, the Company and Forward China entered into an agreement whereby Forward China agreed to limit the amount of outstanding payables it would seek to collect from the Company to $500,000 in any 12-month period, which the Company agreed to pay within 30 days of any such request. This agreement pertains only to payables that were outstanding at October 30, 2023 of approximately $7,365,000. Purchases from Forward China made after October 30, 2023 are not covered by this agreement and are expected to be paid according to normal payment terms. At September 30, 2024, the remaining balance covered by this agreement was approximately $4,881,000.

During Fiscal 2023, as a result of the Retail Exit, the Company recognized a loss of approximately $1,021,000 relating to the termination of unfulfilled purchase orders with Forward China for retail products (see Note 3).

Accounts Payable Conversion Agreement

In order to maintain compliance with Nasdaq’s listing standards, the Company entered into two separate agreements with Forward China (the “Conversion Agreements”), which were effective in July and September of 2024, to convert portions of amounts Due to Forward China into shares of preferred stock. Under the terms of the Conversion Agreements, Forward China agreed to convert $2,200,000 of the Due to Forward China payable into 2,200 shares of the Company’s newly designated Series A-1 convertible preferred stock with a stated value of $1,000 per share (see Note 8).

Promissory Note

On January 18, 2018, the Company issued a $1,600,000 unsecured promissory note payable to Forward China to fund the acquisition of IPS. The promissory note bears interest at a rate of 8% per annum and had an original maturity date of January 18, 2019. Monthly interest payments commenced on February 18, 2018, with the principal due at maturity. The Company incurred and paid interest associated with this note of $63,000 and $104,000 in Fiscal 2024 and Fiscal 2023, respectively. At September 30, 2024, the maturity date of this note was December 31, 2024. In October 2024, the maturity date of this note was extended to June 30, 2025. The maturity date of the note has been extended on several occasions to assist the Company with liquidity. The Company made principal payments of $500,000 and $300,000 on this note during Fiscal 2024 and Fiscal 2023, respectively, and this note has a remaining balance of $600,000 at September 30, 2024.

Other Related Party Activity

In October 2020, the Company began selling smart-enabled furniture, which was sourced by Forward China and sold in the U.S. under the Koble brand name. The Koble brand is owned by The Justwise Group Ltd. (“Justwise”) a company owned by Terence Wise, Chief Executive Officer and Chairman of the Company. The Company recognized revenues from the sale of Koble products of $380,000 and $2,058,000 in Fiscal 2024 and Fiscal 2023, respectively. Due to the Retail Exit, these revenues are included in the loss from discontinued operations for Fiscal 2024 and Fiscal 2023.

F-24

The Company had an agreement with Justwise, under which (i) Justwise performed design, marketing and inventory management services related to the Koble products sold by the Company and (ii) the Company was granted a license to sell Koble products. In exchange for such services, the Company paid Justwise $10,000 per month plus 1% of the cost of Koble products purchased from Forward China. This agreement was effective until August 31, 2023 and was extended on a month-to-month basis until November 30, 2023. The Company incurred costs under this agreement of $20,000 and $127,000 for Fiscal 2024 and Fiscal 2023, respectively. Due to the Retail Exit, these costs are included in income (loss) from discontinued operations for Fiscal 2024 and Fiscal 2023. The Company had accounts payable to Justwise of $0 and $10,000 at September 30, 2024 and 2023, respectively.

The Company recorded revenue from a customer whose principal owner is an immediate family member of Jenny P. Yu, a shareholder of the Company and managing director of Forward China. The Company recognized revenues from this customer of $523,000 and $626,000 in Fiscal 2024 and Fiscal 2023, respectively. Due to the OEM Plan, this revenue is now presented as a component of income/(loss) from discontinued operations for fiscal 2024 and 2023. The Company had accounts receivable of $96,000 and $0 from this customer at September 30, 2024 and 2023, respectively. Due to the OEM Plan, these receivables are now shown as a component of assets held for sale at September 30, 2024 and 2023.

NOTE 15        401(k) PLAN

The Company maintains a 401(k) benefit plan allowing eligible employees to make pre-tax and/or after-tax contributions of a portion of their salary in amounts subject to Internal Revenue Service limitations. The Company made immediately vested contributions based on a percentage of the employee’s salary of $442,000 during Fiscal 2024, of which $341,000 was recorded to cost of sales, $24,000 was recorded to sales and marketing expense and $77,000 was recorded to general and administrative expense on the consolidated statement of operations. The Company made immediately vested contributions based on a percentage of the employee’s salary of $426,000 during Fiscal 2023, of which $310,000 was recorded to cost of sales, $25,000 was recorded to sales and marketing expense and $91,000 was recorded to general and administrative expense on the consolidated statement of operations.

NOTE 16        SEGMENTS AND CONCENTRATIONS

Segments

As a result of discontinuing the retail and OEM segments, see Note 3, the Company now has only one reportable segment. See Note 2 for more information on the composition and accounting policies of our reportable segments. The results of the retail and OEM segments were classified as discontinued operations as discussed in Note 3. The prior year segment disclosures have been reformatted from what was previously disclosed to conform to the current year presentation and omit certain disclosures that are no longer required.

Geographic Concentrations

The Company’s long-lived assets consist of property and equipment and operating lease right-of-use assets, all of which are located in the United States. The Company’s consolidated net revenues for fiscal 2024 and 2023 are from customers predominantly located in the United States.

Customer Concentrations

Revenues from two customers represented 48.4% and 58.1% of the Company’s consolidated net revenues in Fiscal 2024 and Fiscal 2023, respectively.

Accounts receivable from two customers represented 48.7% and 65.8% of the Company’s consolidated accounts receivable balances at September 30, 2024 and September 30, 2023, respectively.

F-25

In December 2024, our largest design customer notified the Company of its plan to discontinue their insulin patch program, on which the Company was working. We expect this to cause a material decrease in our revenues beginning with the second quarter of fiscal 2025. We are currently working on cost reduction efforts to mitigate the reduction in revenue, including a reduction in force which was communicated in December 2024. See Note 1.

Supplier Concentration

The Company’s discontinued OEM distribution segment procured substantially all its products through independent suppliers in China through Forward China (see Note 14). Depending on the product, Forward China may require several different suppliers to furnish component parts or pieces.

F-26

ITEM 1. FINANCIAL STATEMENTS FOR THE QUARTERLY PERIOD ENDED DECEMBER 31, 2024

F-27

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2024	2024
	(Unaudited)	(See Note 2)
Assets
Current assets:
Cash	$2,337,424	$2,777,125
Accounts receivable, net of allowances for credit losses of $51,342 and$27,282 as of December 31, 2024 and September 30, 2024, respectively	2,500,753	2,308,425
Contract assets	884,703	1,272,993
Prepaid expenses and other current assets	348,411	382,832
Assets held for sale	2,558,693	2,908,039
Total current assets	8,629,984	9,649,414

Property and equipment, net	192,884	218,025
Intangible assets, net	627,197	680,386
Goodwill	1,333,682	1,558,682
Operating lease right-of-use assets, net	2,639,821	2,593,112
Other assets	68,737	68,737
Total assets	$13,492,305	$14,768,356

Liabilities and shareholders' equity
Current liabilities:
Note payable to Forward China (related party)	$600,000	$600,000
Accounts payable	150,098	103,581
Deferred income	278,607	399,439
Current portion of operating lease liability	454,509	404,056
Accrued expenses and other current liabilities	441,046	571,662
Liabilities held for sale	6,862,552	7,292,858
Total current liabilities	8,786,812	9,371,596

Other liabilities:
Operating lease liability, less current portion	2,426,196	2,429,726
Total liabilities	11,213,008	11,801,322

Commitments and contingencies

Shareholders' equity:
Series A-1 Convertible Preferred Stock, par value $0.01 per share; stated value of $1,000 per share; 2,700 shares authorized, 2,200 shares issued and outstanding at December 31, 2024 and September 30, 2024 (liquidation preference of $2,200,000)	2,200,000	2,200,000
Common stock, 40,000,000 shares authorized; par value $0.01 per share;1,101,069 shares issued and outstanding at December 31, 2024 and September 30, 2024	11,011	11,011
Additional paid-in capital	20,413,491	20,393,163
Accumulated deficit	(20,345,205)	(19,637,140)
Total shareholders' equity	2,279,297	2,967,034
Total liabilities and shareholders' equity	$13,492,305	$14,768,356

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-29

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended December 31,
	2024	2023

Revenues, net	$4,624,449	$5,141,832
Cost of sales	3,491,428	3,700,020
Gross profit	1,133,021	1,441,812

Sales and marketing expenses	160,069	208,692
General and administrative expenses	1,645,982	1,597,621
Goodwill impairment	225,000	–

Operating loss	(898,030)	(364,501)

Interest income	(15,594)	(17,469)
Interest expense - related party	11,967	19,010
Other expense/(income), net	3,372	(687)
Loss from continuing operations before income taxes	(897,775)	(365,355)

Provision for income taxes	–	–
Loss from continuing operations	(897,775)	(365,355)
Income from discontinued operations, net of tax	189,710	11,135
Net loss	$(708,065)	$(354,220)

Basic (loss)/earnings per share:
Basic loss per share from continuing operations	$(0.82)	$(0.33)
Basic earnings per share from discontinued operations	0.18	0.01
Basic loss per share	$(0.64)	$(0.32)

Diluted (loss)/earnings per share:
Diluted loss per share from continuing operations	$(0.82)	$(0.33)
Diluted earnings per share from discontinued operations	0.18	0.01
Diluted loss per share	$(0.64)	$(0.32)

Weighted average common shares outstanding:
Basic	1,101,069	1,101,069
Diluted	1,101,069	1,101,069

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-30

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

(UNAUDITED)

	For the Three Months Ended December 31, 2024

	Series A-1 Convertible				Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at September 30, 2024	2,200	$2,200,000	1,101,069	$11,011	$20,393,163	$(19,637,140)	$2,967,034

Share-based compensation	–	–	–	–	20,328	–	20,328
Net loss	–	–	–	–	–	(708,065)	(708,065)

Balance at December 31, 2024	2,200	$2,200,000	1,101,069	$11,011	$20,413,491	$(20,345,205)	$2,279,297

	For the Three Months Ended December 31, 2023

	Series A-1 Convertible				Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at September 30, 2023	–	$–	1,101,069	$11,011	$20,291,803	$(17,686,553)	$2,616,261

Share-based compensation	–	–	–	–	50,811	–	50,811
Net loss	–	–	–	–	–	(354,220)	(354,220)

Balance at December 31, 2023	–	$–	1,101,069	$11,011	$20,342,614	$(18,040,773)	$2,312,852

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-31

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended December 31,
	2024	2023
Operating Activities:
Net loss	$(708,065)	$(354,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	20,328	50,811
Depreciation and amortization	83,748	81,192
Credit loss expense/(recoveries)	24,060	(10,991)
Goodwill impairment	225,000	–
Changes in operating assets and liabilities:
Accounts receivable	(216,388)	975,521
Contract assets	388,290	(364,208)
Prepaid expenses and other current assets	34,421	(26,578)
Accounts payable	46,517	(119,880)
Deferred income	(120,832)	(47,002)
Net changes in operating lease liabilities	214	4,385
Accrued expenses and other current liabilities	(130,616)	(859,402)
Net cash used in operating activities-continuing operations	(353,323)	(670,372)
Net cash (used in) / provided by operating activities-discontinued operations	(80,960)	576,342
Net cash used in operating activities	(434,283)	(94,030)

Investing Activities:
Purchases of property and equipment	(5,418)	(19,514)
Net cash used in investing activities	(5,418)	(19,514)

Financing Activities:
Repayment of note payable to Forward China (related party)	–	(250,000)
Net cash used in financing activities	–	(250,000)

Net decrease in cash	(439,701)	(363,544)
Cash at beginning of period	2,777,125	2,822,509
Cash at end of period	$2,337,424	$2,458,965

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$11,967	$19,010

Supplemental Disclosures of Non-Cash Information:
Operating lease assets obtained in exchange for operating lease liabilities	$157,424	$–

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-32

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1         OVERVIEW

Business

Forward Industries, Inc. (“Forward”, “we”, “our” or the “Company”) is a global design company serving top tier medical and technology customers. The Company provides hardware and software product design and engineering services to customers predominantly located in the U.S.

Discontinued Operations

In July 2023, the Company decided to cease operations of its retail distribution segment (“Retail Exit”) and is presenting the results of operations for this segment within discontinued operations in the prior periods presented herein. Our retail distribution business sourced and sold smart-enabled furniture, hot tubs and saunas and a variety of other products through various online retailer websites to customers predominantly located in the U.S. and Canada. The inventory of the retail segment was presented as discontinued assets held for sale on the balance sheet at September 30, 2023.

In March 2025, the Company committed to a plan to sell the original equipment manufacturer (“OEM”) distribution segment of the business (“OEM Plan”). In May 2025, the Company completed the sale of this line of business and is presenting its results of operations within discontinued operations in the current and prior periods presented herein. The OEM distribution segment sourced and sold carrying cases and other accessories for medical monitoring and diagnostic kits as well as a variety of other portable electronic and non-electronic devices to OEMs or their contract manufacturers worldwide, that either packaged our products as accessories “in box” together with their branded product offerings or sold them through their retail distribution channels. The Company did not manufacture any of its OEM products and sourced substantially all of these products from independent suppliers in China, through Forward Industries Asia-Pacific Corporation, a British Virgin Islands corporation (“Forward China”), a related party owned by the Company’s former CEO (see Note 14).

Unless otherwise noted, amounts related to these discontinued operations are excluded from the disclosures presented herein. See Note 3 for more information on these discontinued operations.

Liquidity and Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. The Company had an accumulated deficit of $20,345,000 at December 31, 2024, a net loss of $708,000 for the three months ended December 31, 2024 and $1,951,000 in Fiscal 2024 and a cash balance (excluding cash associated with the discontinued OEM segment) of approximately $2,600,000 at January 31, 2025.

In December 2024, our largest design customer notified us of its plan to discontinue their insulin patch pump program, on which we were working. We expect this to cause a material decrease in our revenues beginning in the second quarter of Fiscal 2025. Based on our forecasted cash flows, we believe our existing cash balance and working capital will not be sufficient to meet our liquidity needs through February 13, 2026, 12 months from the date of issuance of these condensed consolidated financial statements. These factors raise substantial doubt about our ability to continue as a going concern.

Management plans to initiate cost reduction measures in Fiscal 2025 to mitigate the impact of the loss of our largest customer, including a reduction in force which was communicated in December 2024. These plans will be evaluated and adjusted as deemed necessary based on the ongoing needs of the business. Management also plans to seek flexibility on payment terms for ongoing purchases from Forward China and attempt to obtain debt or equity financing to fund its ongoing operations. However, there are no current agreements or understanding with regard to the form, time or amount of such financing and there is no assurance that any financing can be obtained, that Forward China will grant any flexibility on payment terms or that our cost reduction efforts will be sufficient to enable the Company to continue as a going concern. The condensed consolidated financial statements do not include any adjustments that might result if the Company is unable to continue as a going concern. Such adjustments could be material.

F-33

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2        ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed consolidated financial statements include the accounts of Forward Industries, Inc. and all of its wholly-owned subsidiaries: Forward Industries (IN), Inc. (“Forward US”), Forward Industries (Switzerland) GmbH (“Forward Switzerland”), Forward Industries UK Limited (“Forward UK”), Intelligent Product Solutions, Inc. (“IPS”) and Kablooe, Inc. (“Kablooe”). The terms “Forward”, “we”, “our” or the “Company” as used throughout this document are used to indicate Forward Industries, Inc. and all of its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

In the opinion of management, the accompanying condensed consolidated financial statements presented in this Quarterly Report on Form 10-Q reflect all normal recurring adjustments necessary to present fairly the financial position and results of operations and cash flows for the interim periods presented herein but are not necessarily indicative of the results of operations for the year ending September 30, 2025. These condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2024, and with the disclosures and risk factors presented therein. The September 30, 2024 condensed consolidated balance sheet has been derived from the audited consolidated financial statements.

Accounting Estimates

The preparation of the Company’s condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions. Within this report, certain dollar amounts and percentages have been rounded to their approximate values.

Segment Reporting

As a result of discontinuing the retail and OEM segments, as disclosed in Note 3, the Company now has only one reportable segment. The design segment consists of two operating segments (IPS and Kablooe, which have been aggregated into one reportable segment) that provide a full spectrum of hardware and software product design and engineering services to customers predominantly located in the U.S. See Note 5 for more information on segments.

Accounts Receivable

Accounts receivable consist of unsecured trade accounts with customers net of an allowance for credit losses. Collectability of accounts receivable is estimated by evaluating the number of days accounts are outstanding, customer payment history, recent payment trends and perceived creditworthiness, adjusted as necessary based on specific customer situations. At December 31, 2024, September 30, 2024 and September 30, 2023, the Company had allowances for credit losses of $51,000, $27,000 and $771,000, respectively.

Inventories

Inventories consist primarily of finished goods and are stated at the lower of cost (determined by the first-in, first-out method) or net realizable value. Based on management’s estimates, an allowance is made to reduce excess, obsolete, or otherwise unsellable inventories to net realizable value. The allowance is established through charges to cost of sales, which is now presented as a component of income/(loss) from discontinued operations in the Company’s condensed consolidated statements of operations. In determining the adequacy of the allowance, management’s estimates are based upon several factors, including analyses of inventory levels, historical loss trends, sales history and projections of future sales demand. The Company’s estimates of the allowance may change from time to time based on management’s assessments, and such changes could be material. Due to the Retail Exit and the OEM Plan, all inventory on hand at December 31, 2024 and September 30, 2024 is presented as a component of assets held for sale.

F-34

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

Discontinued OEM Distribution Segment

The OEM distribution segment recognized revenue when: (i) finished goods were shipped to its customers (in general, these conditions occurred at either point of shipment or point of destination, depending on the terms of sale and transfer of control); (ii) there were no other deliverables or performance obligations; and (iii) there were no further obligations to the customer after the title of the goods has transferred. If the Company received consideration before achieving the criteria previously mentioned, it recorded a contract liability, which would be classified as a component of liabilities held for sale in the accompanying condensed consolidated balance sheets. The OEM distribution segment had no contract liabilities at December 31, 2024, September 30, 2024 or September 30, 2023. The results of operations of the OEM segment are reported as discontinued operations for the three months ended December 31, 2024 and 2023.

Discontinued Retail Distribution Segment

The discontinued retail distribution segment sold products primarily through online websites operated by authorized third-party retailers. Revenue was recognized when control (as defined in Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”) of the related goods were transferred to the retailer, which generally occurred upon shipment to the end customer. Other than product delivery, the retail distribution segment did not typically have other deliverables or performance obligations associated with its products. Revenue was measured as the amount of consideration expected to be received in exchange for the products provided, net of allowances taken by retailers for product returns and any taxes collected from customers that will be remitted to governmental authorities. When the Company received consideration before achieving the criteria previously mentioned, it recorded a contract liability, which was classified as a component of deferred income in the accompanying condensed consolidated balance sheets. The retail distribution segment had no contract liabilities at December 31, 2024, September 30, 2024 or September 30, 2023. The results of operations of the retail segment are reported as discontinued operations for the three months ended December 31, 2023. See Note 3.

Design Segment

The Company applies the “cost to cost” and “right to invoice” methods of revenue recognition to the contracts with customers in the design segment. The design segment typically engages in two types of contracts: (i) time and material and (ii) fixed price. The Company recognizes revenue over time on its time and material contracts utilizing a “right to invoice” method. Revenues from fixed price contracts that require performance of services that are not related to the production of tangible assets are recognized by using cost inputs to measure progress toward the completion of its performance obligations, or the “cost to cost” method. Revenues from fixed price contracts that contain specific deliverables are recognized when the performance obligation has been satisfied or the transfer of goods to the customer has been completed and accepted.

Recognized revenues that will not be billed until a later date are recorded as contract assets in the accompanying condensed consolidated balance sheets. The design segment had contract assets of $885,000, $1,273,000 and $976,000 at December 31, 2024, September 30, 2024 and September 30, 2023, respectively. Contracts where collections to date have exceeded recognized revenues, or contract liabilities, are recorded as a liability and classified as a component of deferred income in the accompanying condensed consolidated balance sheets. The design segment had contract liabilities of $279,000, $399,000, and $297,000 at December 31, 2024, September 30, 2024 and September 30, 2023, respectively.

Goodwill

The Company reviews goodwill for impairment at least annually, or more often if triggering events occur. The Company has two reporting units with goodwill (the IPS and Kablooe operating segments) and we perform our annual goodwill impairment test on September 30, the end of the fiscal year, or upon the occurrence of a triggering event. The Company has the option to perform a qualitative assessment to determine if an impairment is more likely than not to have occurred. If the Company can support the conclusion that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then the Company would not need to perform a quantitative impairment test for the reporting unit. If the Company cannot support such a conclusion or does not elect to perform the qualitative assessment, then the Company will perform the quantitative assessment by comparing the fair value of the reporting unit with its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying value, no impairment charge is recognized. If the fair value of the reporting unit is less than its carrying value, an impairment charge will be recognized for the amount by which the reporting unit’s carrying amount exceeds its fair value. A significant amount of judgment is required in performing goodwill impairment tests including estimating the fair value of a reporting unit. See Note 4.

F-35

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Intangible Assets

Intangible assets include trademarks and customer relationships, which were acquired as part of the acquisitions of IPS in Fiscal 2018 and Kablooe in Fiscal 2020 and are amortized over their estimated useful lives, which are periodically evaluated for reasonableness.

Our intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In assessing the recoverability of our intangible assets, we must make estimates and assumptions regarding future cash flows and other factors to determine the fair value of the respective assets. These estimates and assumptions could have a significant impact on whether an impairment charge is recognized and the magnitude of any such charge. Fair value estimates are made at a specific point in time, based on relevant information. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. If these estimates or material related assumptions change in the future, we may be required to record impairment charges related to our intangible assets. Management evaluated and concluded that there were no indications of impairments of intangible assets at December 31, 2024.

Income Taxes

The Company recognizes future tax benefits and liabilities measured at enacted rates attributable to temporary differences between financial statement and income tax bases of assets and liabilities and to net tax operating loss carryforwards to the extent that realization of these benefits is more likely than not. At December 31, 2024, there was no change to our assessment that a full valuation allowance was required against all net deferred tax assets as it is not probable that such deferred tax assets will be realized. Accordingly, any deferred tax provision or benefit was offset by an equal and opposite change to the valuation allowance. Our income tax provision or benefit is generally not significant due to the existence of significant net operating loss carryforwards.

Fair Value Measurements

In connection with the acquisition of Kablooe, the Company has a contingent earnout agreement based on Kablooe’s results of operations through August 2025. This earnout agreement is measured at fair value in accordance with the guidance provided by ASC 820, “Fair Value Measurement.” ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at their fair values, we consider the principal or most advantageous market in which we would transact and consider assumptions that market participants would use when pricing the assets or liabilities, such as inherent risk, transfer restrictions, and risk of nonperformance.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset's or liability's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 establishes three levels of inputs that may be used to measure fair value:

•	Level 1: quoted prices in active markets for identical assets or liabilities;

•	Level 2: inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; or

•	Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair values of the assets or liabilities.

F-36

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The fair value of the earnout liability is measured on a recurring basis at each reporting date using inputs categorized within Level 3 of the fair value hierarchy. Due to the low likelihood of Kablooe reaching the specified earnout targets, the fair value of this earnout liability is $0 at December 31, 2024 and September 30, 2024.

The carrying amounts of cash, accounts receivable, accounts payable, due to Forward China, and the Note Payable to Forward China approximate fair value due their short-term maturities.

Leases

Lease assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term, using the Company’s incremental borrowing rate commensurate with the lease term, since the Company’s lessors do not provide an implicit rate, nor is one readily available. The Company has certain leases that may include an option to renew and when it is reasonably probable to exercise such option, the Company will include the renewal option terms in determining the lease asset and lease liability. Lease assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Operating lease assets are shown as right-of-use assets on the condensed consolidated balance sheets. The current and long-term portions of operating lease liabilities are shown separately as such on the condensed consolidated balance sheets.

Recent Accounting Pronouncements

In November 2024, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” and in January 2025, the FASB issued ASU No. 2025-01, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date”, which clarified the effective date of ASU 2024-03 for non-calendar year-end companies. ASU 2024-03 will require the Company to disclose the amounts of purchases of inventory, employee compensation, depreciation and intangible asset amortization, as applicable, included in certain expense captions in the consolidated statements of operations, as well as qualitatively describe remaining amounts included in those captions. ASU 2024-03 will also require the Company to disclose both the amount and the Company’s definition of selling expenses. This ASU is effective for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 31, 2027. The Company is currently evaluating the effects of the pronouncement on its condensed consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, "Income Taxes - Improvements to Income Tax Disclosures", requiring enhancements and further transparency to certain income tax disclosures, most notably the tax rate reconciliation and income taxes paid. This ASU is effective for fiscal years beginning after December 15, 2024 on a prospective basis and retrospective application is permitted. The Company is currently evaluating the effects of this pronouncement on its condensed consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” which requires expanded segment reporting and disclosure and is effective for the Company for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company is currently evaluating the effects of this pronouncement on its condensed consolidated financial statements.

NOTE 3        DISCONTINUED OPERATIONS AND ASSETS HELD FOR SALE

Considering the recurring losses incurred by the retail segment, in July 2023, the Company decided to cease operations of its retail distribution segment (“Retail Exit”). The primary assets of the retail segment were inventory and accounts receivable. The Company sold, liquidated, or otherwise disposed of all remaining retail inventory, and collected remaining retail accounts receivable by September 30, 2024, at which time the retail segment was considered fully discontinued. We expect to have no further significant continuing involvement with this segment. The Retail Exit was considered a strategic shift that would have a significant impact on the Company’s operations and financial results. The inventory of the retail segment met the criteria to be considered “held-for-sale” in accordance with ASC 205-20, “Discontinued Operations.” Accordingly, the retail inventory was classified on our condensed consolidated balance sheets as “discontinued assets held for sale” at September 30, 2023, and the results of operations for the retail segment have been classified as “Discontinued Operations” on the condensed consolidated statements of operations for the three months ended December 31, 2023.

F-37

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In March 2025, Forward China determined it would not renew the Buying Agency and Supply Agreement (the “Sourcing Agreement”), which subsequently expired on May 9, 2025 (see Note 8). Without this agreement, the Company determined it would not continue the OEM segment of the business and committed to a plan to sell the segment. On May 16, 2025, the Company and Forward US entered into a transaction agreement with Forward China, pursuant to which the Company sold all equity interest in Forward Switzerland and Forward UK and sold certain other net assets related to Forward US’ OEM segment to Forward China to satisfy outstanding payables due to Forward China under the Sourcing Agreement. Additionally, the Company and Forward China terminated the Supply Agreement and extended the term of the Note Payable (see Note 8) to December 31, 2025. The Company paid $200,000 at closing and agreed to make additional cash payments of $150,000 on each of July 31, 2025, August 31, 2025 and September 30, 2025.

 The sale of the OEM business is considered a strategic shift that will have a significant impact on the Company’s operations and financial results. The assets and liabilities of the OEM segment were classified as assets and liabilities held for sale on the condensed consolidated balance sheets at December 31, 2024 and September 30, 2024. The results of operations for the OEM segment have been classified as discontinued operations on the condensed consolidated statements of operations for the three months ended December 31, 2024 and 2023. The condensed consolidated balance sheets and statements of operations for comparable periods have been reclassified to conform to this presentation in accordance with the accounting guidance.

The following table presents the major classes of the “Income from discontinued operations, net of tax” in our condensed consolidated statements of operations for the three months ended December 31, 2024 and 2023.

	For the Three Months Ended December 31,
	2024	2023

Revenues, net	$1,991,000	$2,675,000
Cost of sales	1,623,000	2,280,000
Gross profit	368,000	395,000

Sales and marketing expenses	145,000	305,000
General and administrative expenses	33,000	79,000
Income from discontinued operations	$190,000	$11,000

There were no material amounts of depreciation, amortization, investing or financing cash flow activities, or other significant non-cash operating cash flow activities for the discontinued operations in the three months ended December 31, 2024 or 2023.

NOTE 4        INTANGIBLE ASSETS AND GOODWILL

Intangible Assets

The Company’s intangible assets consist of the following:

	December 31, 2024			September 30, 2024
	Trademarks	Customer Relationships	Total Intangible Assets	Trademarks	Customer Relationships	Total Intangible Assets
Gross carrying amount	$585,000	$1,390,000	$1,975,000	$585,000	$1,390,000	$1,975,000
Less accumulated amortization	(252,000)	(1,096,000)	(1,348,000)	(242,000)	(1,053,000)	(1,295,000)
Net carrying amount	$333,000	$294,000	$627,000	$343,000	$337,000	$680,000

F-38

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company’s intangible assets resulted from the acquisitions of Kablooe and IPS in Fiscal 2020 and Fiscal 2018, respectively, and relate to the design segment of our business. Intangible assets are amortized over their expected useful lives of 15 years for the trademarks and eight years for the customer relationships. Amortization expense related to intangible assets was $53,000 for the three months ended December 31, 2024 and 2023, which is included in general and administrative expenses on the condensed consolidated statements of operations.

At December 31, 2024, estimated amortization expense for the Company’s intangible assets is as follows:

Remainder of Fiscal 2025	$160,000
Fiscal 2026	121,000
Fiscal 2027	82,000
Fiscal 2028	78,000
Fiscal 2029	39,000
Fiscal 2030	39,000
Thereafter	108,000
Total	$627,000

Goodwill

Goodwill represents the future economic benefits of assets acquired in a business combination that are not individually identified or separately recognized. The Company’s goodwill resulted from the acquisitions of Kablooe and IPS in Fiscal 2020 and Fiscal 2018, respectively. The goodwill associated with the IPS acquisition is not deductible for tax purposes, but the goodwill associated with the Kablooe acquisition is deductible for tax purposes. All of the Company’s goodwill is held under the design segment of our business.

In December 2024, IPS was notified by its largest customer of its plan to discontinue its insulin patch pump program, on which IPS was working, and was beginning to wind down all activities related to it. Revenue from this customer (all of which related to this program) represented more than 30% of the Company’s consolidated net revenues in fiscal 2024. Due to the historically high concentration of revenue with this customer, the loss of its business was considered a triggering event which prompted the Company to evaluate the goodwill of the IPS reporting unit. Management concluded an impairment was more likely than not to have occurred and performed a quantitative goodwill impairment test for the IPS reporting unit at December 31, 2024. Using primarily an income approach methodology, the fair value of the IPS reporting unit was estimated using a discounted cash flow analysis incorporating variables categorized within Level 3 of the fair value hierarchy such as projected revenues, growth rate and discount rate. The quantitative testing indicated the carrying amount of the IPS reporting unit exceeded its fair value, resulting in a goodwill impairment charge of $225,000 in the three months ended December 31, 2024, primarily driven by a reduction in the expected future performance of the IPS reporting unit.

Below is a rollforward of goodwill for the design segment, the only reportable segment with goodwill:

Balance at September 30, 2024	$1,559,000
Impairment of IPS reporting unit	(225,000)
Balance at December 31, 2024	$1,334,000

NOTE 5        SEGMENTS AND CONCENTRATIONS

As a result of discontinuing the retail and OEM segments, see Note 3, the Company now has only one reportable segment. See Note 2 for more information on the composition and accounting policies of our reportable segments. The results of the retail and OEM segments were classified as discontinued operations as discussed in Note 3. The prior year segment disclosures have been reformatted from what was previously disclosed to conform to the current year presentation and omit certain disclosures that are no longer required.

F-39

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Revenues from two customers represented 43.1% and 49.7% of the Company’s consolidated net revenues for the three months ended December 31, 2024 and 2023, respectively.

Accounts receivable from four customers represented 72.9% of the Company’s consolidated accounts receivable at December 31, 2024 and accounts receivable from two customers represented 48.7% of the Company’s consolidated accounts receivable at September 30, 2024.

In December 2024, our largest design customer notified us of its plan to discontinue their insulin patch pump program, on which we were working. The Company expects this to cause a material decrease in design segment revenues beginning in the second quarter of Fiscal 2025.

NOTE 6        SHAREHOLDERS’ EQUITY

Reverse Stock Split

The Company’s shareholders authorized, and the Board of Directors approved, a 1-for-10 reverse stock split, which became effective on June 18, 2024. Any fractional shares that would have otherwise resulted from the reverse stock split were rounded up to the nearest whole share. Accordingly, all references made to shares, per share, or common share amounts in the accompanying condensed consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect the reverse stock split. The reverse stock split did not change the par value of the common stock nor the authorized number of shares of common stock, preferred stock or any series of preferred stock.

Nasdaq

In July 2023, the Company was notified by Nasdaq that it was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). Thereafter, in February 2024, the Company was notified that it was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Rule”) (collectively, with the Minimum Bid Price Rule, the “Minimum Requirements”). In April 2024, the Company presented a plan of action to the Nasdaq Hearings Panel to meet compliance with the Minimum Requirements. As a result of the reverse stock split effected in June 2024 and the entrance into the Accounts Payable Conversion Agreement (described in Note 8), the Company regained compliance with the Minimum Requirements in July 2024 and was formally notified by Nasdaq that the Minimum Requirements were met. Until July 24, 2025, the Company is subject to a Nasdaq “Panel Monitor” which provides that in the event the Company fails to satisfy the Stockholders’ Equity Rule (not the Minimum Bid Price Rule) during the monitoring period, the Company will be required to request a hearing before the Panel in order to maintain its listing rather than taking the interim step of submitting a compliance plan for the Listing Qualifications Staff’s review or receiving any otherwise applicable grace period.  If the Company falls below the Stockholders’ Equity Rule during this period, we can provide no assurance the Company will be able to maintain its Nasdaq listing. The Company’s stockholders’ equity was below $2,500,000 at December 31, 2024. As a result, and in an effort to maintain compliance with the Stockholders’ Equity Rule, in February 2025, the Company and Forward China agreed convert additional amounts due to Forward China into preferred stock. See Note 11.

Preferred Stock

In connection with the Accounts Payable Conversion Agreements with Forward China (see Note 8), the Company filed two Certificates of Amendment to the Certificate of Incorporation (the “COD”) designating 2,700 shares of Series A-1 Convertible Preferred Stock, with a stated value of $1,000 per share (the “Stated Value”).

The holders of the Series A-1 Convertible Preferred Stock have no voting rights and rank senior to all classes or series of the Company’s common stock with respect to the distribution of assets upon liquidation, dissolution, or winding up. Subject to a 19.9% share cap (as defined in the COD), the Series A-1 Convertible Preferred Stock shall be convertible into a number of shares of the Company’s common stock as determined by (i) multiplying the number of shares to be converted by the Stated Value, (ii) adding the result of all accrued and accumulated and unpaid dividends on such shares to be converted, and then (iii) dividing the result by the conversion price of $7.50, subject to adjustment as defined in the COD. The Series A-1 Convertible Preferred Stock is not redeemable.

F-40

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Stock Options

On October 1, 2024, the Company granted options to two of its non-employee directors to purchase an aggregate of 48,020 shares of its common stock at an exercise price of $3.73 per share. The options vest one year from the date of grant and expire five years from the date of the grant. The options have a weighted average grant-date fair value of $1.67 per share and an aggregate grant-date fair value of $80,000, which will be recognized, net of forfeitures, ratably over the vesting period.

On October 1, 2023, the Company granted options to three of its non-employee directors to purchase an aggregate of 33,243 shares of its common stock at an exercise price of $7.60 per share. The options vested one year from the date of grant, expire five years from the date of the grant and 11,081 were forfeited prior to vesting. The options have a weighted average grant-date fair value of $3.60 per share and an aggregate grant-date fair value of $120,000, which was recognized, net of forfeitures, ratably over the vesting period.

There were no options exercised during the three months ended December 31, 2024 or 2023.

The Company recognized compensation expense for stock option awards of $20,000 and $51,000 during the three months ended December 31, 2024 and 2023, respectively, which was recorded as a component of general and administrative expenses in its condensed consolidated statements of operations. As of December 31, 2024, there was $60,000 of total unrecognized compensation cost related to nonvested stock option awards that is expected to be recognized over a weighted average period of 0.8 years.

NOTE 7        EARNINGS PER SHARE

Basic earnings per share data for each period presented is computed using the weighted average number of shares of common stock outstanding during each such period. Diluted earnings per share data is computed using the weighted average number of common and dilutive common equivalent shares outstanding during each period. Dilutive common-equivalent shares consist of shares that would be issued upon the exercise of stock options and warrants, computed using the treasury stock method. A reconciliation of basic and diluted earnings per share is as follows:

	For the Three Months Ended
	December 31,
	2024	2023
Numerator:
Loss from continuing operations	$(898,000)	$(365,000)
Income from discontinued operations, net of tax	190,000	11,000
Net loss	$(708,000)	$(354,000)

Denominator:
Weighted average common shares outstanding	1,101,000	1,101,000
Dilutive common share equivalents	–	–
Weighted average dilutive shares outstanding	1,101,000	1,101,000

Basic (loss) / earnings per share:
Basic loss per share from continuing operations	$(0.82)	$(0.33)
Basic earnings per share from discontinued operations	0.18	0.01
Basic loss per share	$(0.64)	$(0.32)

Diluted (loss) / earnings per share:
Diluted loss per share from continuing operations	$(0.82)	$(0.33)
Diluted earnings per share from discontinued operations	0.18	0.01
Diluted loss per share	$(0.64)	$(0.32)

F-41

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following securities were excluded from the calculation of diluted earnings per share in each period because their inclusion would have been anti-dilutive:

	For the Three Months Ended December 31,
	2024	2023
Options	129,000	125,500
Warrants	7,500	7,500
Total potentially dilutive shares	136,500	133,000

NOTE 8        RELATED PARTY TRANSACTIONS

Buying Agency and Supply Agreement

The Company has a Buying Agency and Supply Agreement (the “Supply Agreement”) with Forward China. The Supply Agreement provides that, upon the terms and subject to the conditions set forth therein, Forward China will act as the Company’s exclusive buying agent and supplier of Products (as defined in the Supply Agreement) in the Asia-Pacific region. The Company purchases products at Forward China’s cost and, through March 2023, paid Forward China a monthly service fee equal to the sum of (i) $100,000, and (ii) 4% of “Adjusted Gross Profit”, which is defined as the selling price less the cost from Forward China. Effective April 1, 2023, the Company and Forward China agreed to reduce the fixed portion of the sourcing fee from $100,000 to $83,333 per month for the remaining term of the Supply Agreement, which expired in October 2023. Effective October 2023, the Company and Forward China entered into a new sourcing agreement under which the fixed portion of the sourcing fee was further reduced to $65,833 per month. Other terms in the agreement are substantially the same as the prior agreement. Due to the Retail Exit and decline in the OEM distribution segment business, the new sourcing agreement expired October 31, 2024. In November 2024, the Company and Forward China agreed to: (i) extend the sourcing agreement until April 30, 2025, but allow either party to cancel with 30 days’ notice, (ii) reduce the fixed portion of the sourcing fee to $35,000 per month, and (iii) change the payment terms to better align with payments from the Company’s customers.

Terence Wise, Chief Executive Officer and Chairman of the Company, is the owner of Forward China. In addition, Jenny P. Yu, a Managing Director of Forward China, beneficially owns more than 5% of the Company’s common stock. The Company recorded service fees to Forward China of $159,000 and $234,000 during the three months ended December 31, 2024 and 2023, respectively, which are included as a component of cost of sales upon sales of the related products. Due to the OEM Plan, these costs are now included in income from discontinued operations for the three months ended December 31, 2024 and 2023. The Company had purchases from Forward China during the three months ended December 31, 2024 and 2023 of approximately $1,671,000 and $1,516,000, respectively.

In order to preserve the Company’s current and future liquidity, in November 2023, the Company and Forward China entered into an agreement whereby Forward China agreed to limit the amount of outstanding payables it would seek to collect from the Company to $500,000 in any 12-month period, which the Company agreed to pay within 30 days of any such request. This agreement pertains only to payables that were outstanding at October 30, 2023 of approximately $7,365,000. Purchases from Forward China made after October 30, 2023 are not covered by this agreement and are expected to be paid according to normal payment terms. At December 31, 2024, the remaining balance covered by this agreement was approximately $4,881,000.

Accounts Payable Conversion Agreements

In order to maintain compliance with Nasdaq’s listing standards, the Company entered into two separate agreements with Forward China (the “Conversion Agreements”), which were effective in July and September of 2024, to convert portions of amounts Due to Forward China into shares of preferred stock. Under the terms of the Conversion Agreements, Forward China agreed to convert $2,200,000 of the Due to Forward China payable into 2,200 shares of the Company’s newly designated Series A-1 convertible preferred stock (the “Preferred Stock”) with a stated value of $1,000 per share. See Notes 6 and 11.

F-42

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Promissory Note

On January 18, 2018, the Company issued a $1,600,000 unsecured promissory note payable to Forward China to fund the acquisition of IPS. The promissory note bears an interest rate of 8% per annum and had an original maturity date of January 18, 2019. Monthly interest payments commenced on February 18, 2018, with the principal due at maturity. The Company incurred and paid interest associated with this note of $12,000 and $19,000 in the three months ended December 31, 2024 and 2023, respectively. At December 31, 2024, the maturity date of this note was June 30, 2025. The maturity date of this note has been extended on several occasions to assist the Company with liquidity. This note has a remaining balance of $600,000 at December 31, 2024.

Other Related Party Activity

In October 2020, the Company began selling smart-enabled furniture, which was sourced by Forward China and sold in the U.S. under the Koble brand name. The Koble brand is owned by The Justwise Group Ltd. (“Justwise”), a company owned by Terence Wise, Chief Executive Officer and Chairman of the Company. The Company recognized revenues from the sale of Koble products of $0 and $273,000 in the three months ended December 31, 2024 and 2023, respectively. Due to the Retail Exit, these revenues are included in the loss from discontinued operations for the three months ended December 31, 2023.

The Company had an agreement with Justwise, under which (i) Justwise performed design, marketing and inventory management services related to the Koble products sold by the Company and (ii) the Company was granted a license to sell Koble products. In exchange for such services, the Company paid Justwise $10,000 per month plus 1% of the cost of Koble products purchased from Forward China. This agreement existed on a month-to-month basis until November 30, 2023. The Company incurred costs under this agreement of $0 and $20,000 for the three months ended December 31, 2024 and 2023, respectively. Due to the Retail Exit, these costs are included in the loss from discontinued operations for the three months ended December 31, 2023. The Company had no accounts payable to Justwise at December 31, 2024 or September 30, 2024.

The Company recorded revenue from a customer whose principal owner is an immediate family member of Jenny P. Yu, a significant shareholder of the Company and managing director of Forward China. The Company recognized revenue from this customer of $0 and $120,000 for the three months ended December 31, 2024 and 2023, respectively. Due to the OEM Plan, this revenue is now presented as a component of income/(loss) from discontinued operations for the three months ended December 31, 2024 and 2023. The Company had accounts receivable from this customer of $0 and $96,000 at December 31, 2024 or September 30, 2024, respectively. Due to the OEM Plan, these receivables are now shown as a component of assets held for sale at December 31, 2024 and September 30, 2024.

NOTE 9         LEGAL PROCEEDINGS

From time to time, the Company may become a party to legal actions or proceedings in the ordinary course of its business. At December 31, 2024, and through the date of this filing, there were no such actions or proceedings, either individually or in the aggregate, that, if decided adversely to the Company’s interests, the Company believes would be material to its business.

NOTE 10        LEASES

The Company’s operating leases are primarily for corporate, engineering, and administrative office space. Total operating lease expense for the three months ended December 31, 2024 was $155,000, of which $4,000 was recorded in sales and marketing expenses and $151,000 was recorded in general and administrative expenses on the condensed consolidated financial statements. Total operating lease expense for the three months ended December 31, 2023 was $155,000, of which $4,000 was recorded in sales and marketing expenses and $151,000 was recorded in general and administrative expenses on the condensed consolidated financial statements. Cash paid for amounts included in operating lease liabilities for the three months ended December 31, 2024 and 2023, which have been included in cash flows from operating activities, was $151,000 and $147,000, respectively.

F-43

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company signed a renewal to extend the lease term of one of its New York locations for an additional 27 months. Payments under this operating lease commence February 1, 2025 and escalate 4.0% per year. The monthly rent payment is $6,000 per month.

At December 31, 2024, the Company’s operating leases had a weighted average remaining lease term of 6.5 years and a weighted average discount rate of 5.9%.

At December 31, 2024, future minimum payments under non-cancellable operating leases were as follows:

Remainder of Fiscal 2025	$456,000
Fiscal 2026	587,000
Fiscal 2027	464,000
Fiscal 2028	428,000
Fiscal 2029	440,000
Thereafter	1,111,000
Total future minimum lease payments	3,486,000
Less imputed interest	(605,000)
Present value of lease liabilities	2,881,000
Less current portion of lease liabilities	(455,000)
Long-term portion of lease liabilities	$2,426,000

NOTE 11        SUBSEQUENT EVENT

On February 11, 2025, the Company entered into a third agreement with Forward China to convert $225,000 of amounts due to Forward China into 225 shares of Series A-1 convertible preferred stock with a stated value of $1,000 per share. This conversion agreement was affected to raise the Company’s shareholders’ equity to the amount necessary to meet the Stockholders’ Equity Rule. See Notes 6 and 8.

F-44

ITEM 2.        MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED DECEMBER 31, 2024 COMPARED TO THE THREE MONTHS ENDED DECEMBER 31, 2023

As described below, in March 2025, the Company committed to a plan to sell the OEM segment of its business and completed the sale of this segment in May 2025. The assets and liabilities of the OEM segment have been classified as assets and liabilities held for sale and the results of operations and cash flows have been classified as discontinued operations for all periods presented. Upon reclassification, the Company determined that it had only one reportable segment. Segment disclosures have been recast to reflect this change for all periods presented. This information is presented solely to present recast financial information to reflect these organizational structure changes. Accordingly, the following information speaks as of the original filing date and should be read in conjunction with the Quarterly Report and our other filings with the SEC since the date of the Quarterly Report.

In addition to historical information, this report includes “forward-looking statements”, as such term is used within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding our liquidity, plans on repaying outstanding debt obligations, as well as other statements regarding our future operations, financial condition and prospects, and business strategies. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Quarterly Report, and in particular, the risks discussed under the caption “Risk Factors” in Item 1A of the Annual Report and those discussed in other documents we file with the SEC. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Business Overview

Forward Industries, Inc. is a global design, company serving top tier medical and technology customers. The Company provides hardware and software product design and engineering services to customers predominantly located in the U.S.

In June 2024, the Company’s stockholders authorized, and the Company’s Board of Directors approved, a 1-for-10 reverse stock split of our common stock, which became effective on June 18, 2024. Accordingly, all references made to share, per share, or common share amounts in the accompanying condensed consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect the reverse stock split.

Discontinued Operations

Considering the recurring losses incurred by the retail distribution segment, in July 2023, we decided to cease operations of our retail distribution segment (“Retail Exit”) and we are presenting the results of operations for this segment within discontinued operations in the prior periods presented herein. The discontinuation of the retail segment represents a strategic shift in the Company’s business. The primary assets of the retail segment were inventory and accounts receivable. The Company sold, liquidated, or otherwise disposed of the remaining retail inventory and collected the remaining retail accounts receivable by September 30, 2024, at which time the retail segment was considered fully discontinued. We expect to have no further significant continuing involvement with this segment. The inventory of the retail segment met the criteria to be considered “held-for-sale” in accordance with ASC 205-20, “Discontinued Operations.” Accordingly, the retail inventory is classified on our condensed consolidated balance sheet as “discontinued assets held for sale” at September 30, 2023, and the results of operations for the retail segment have been classified as “Discontinued Operations” on the condensed consolidated statements of operations for the three months ended December 31, 2023.

A-7

In March 2025, Forward China determined it would not renew the Buying Agency and Supply Agreement (“Sourcing Agreement”), which subsequently expired on May 9, 2025. Without this agreement, the Company determined it would not continue the OEM segment of the business and committed to a plan to sell the segment (the “OEM Plan”). On May 16, 2025, the Company and Forward US entered into a transaction agreement with Forward China, pursuant to which the Company sold all equity interest in Forward Switzerland and Forward UK and certain other net assets related to Forward US’ OEM segment to Forward China to satisfy outstanding payables due to Forward China under the Sourcing Agreement. The sale of the OEM business is considered a strategic shift that has and will have a significant impact on the Company’s operations and financial results. The assets and liabilities of the OEM segment were classified as assets and liabilities held for sale on the consolidated balance sheets at December 31, 2024 and September 30, 2024. The results of operations for the OEM segment have been classified as discontinued operations on the consolidated statements of operations for the three months ended December 31, 2024 and 2023. Unless otherwise noted, results for discontinued operations are excluded from the discussion that follows.

Variability of Revenues and Results of Operations

A significant portion of our revenue is concentrated with several large customers, some of which are the same and some of which change over time. Orders from some of these customers can be highly variable, with short lead times, which can cause our quarterly revenues, and consequently our results of operations, to vary over a relatively short period of time.

Critical Accounting Policies and Estimates

We discussed the accounting policies and significant estimation processes that are critical to our business operations and the understanding of our financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates.” There have been no material changes in critical accounting policies or estimation processes during the period covered by this report, but the following accounting estimates had a material impact on our results of operations for the 2025 Quarter and fiscal 2024.

We review goodwill for impairment annually, or more often if events or changes in circumstances indicate the carrying value of a reporting unit may exceed its fair value. Evaluating goodwill for impairment requires a significant amount of judgment, including the estimation of future cash flows, future growth rates and profitability. Changes in our business strategy or adverse changes in market conditions could impact impairment analyses and require the recognition of an impairment charge. Although we base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances at the time of evaluation, actual results could differ from these estimates.

In December 2024, the Company was notified by its largest design customer of its plan to discontinue their insulin patch pump program, on which IPS was working, and was beginning to wind down all activities related to it. Revenue from this customer (all of which related to this program) represented approximately 25.2% of the Company’s consolidated net revenues in fiscal 2024. Due to the historically high concentration of revenue with this customer, the loss of its business was considered a triggering event which prompted the Company to evaluate the goodwill of the IPS reporting unit. Management performed quantitative testing on this reporting unit, which indicated its carrying amount exceeded its fair value, resulting in a goodwill impairment charge of $225,000 in the 2025 Quarter, primarily driven by a reduction in its expected future performance.

Due to the historical losses of the Kablooe reporting unit, the Company elected to bypass the qualitative assessment and perform quantitative goodwill impairment testing for the Kablooe reporting unit at September 30, 2024. This quantitative testing indicated the carrying amount of the Kablooe reporting unit exceeded its fair value, resulting in a goodwill impairment charge of $200,000 in September 2024, primarily driven by a reduction in its expected future performance.

We will continue to monitor the IPS and Kablooe goodwill for impairment as needed in future periods. Changes in economic, industry or market conditions, business operations, competition, the price of our common shares or market capitalization or our actual performance compared with estimates of our future performance may affect the fair value of goodwill and could result in additional impairment charges in the future.

A-8

Recent Accounting Pronouncements

For information on recent accounting pronouncements and impacts, see Note 2 to the unaudited condensed consolidated financial statements.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED DECEMBER 31, 2024 COMPARED TO THE THREE MONTHS ENDED DECEMBER 31, 2023

The table below summarizes our consolidated results from continuing operations for the three months ended December 31, 2024 (the “2025 Quarter”) as compared to the three months ended December 31, 2023 (the “2024 Quarter). All dollar amounts and percentages presented herein have been rounded to approximate values.

The table below summarizes our consolidated results of continuing operations for the 2025 Quarter as compared to the 2024 Quarter:

	Consolidated Results of Operations
	2025 Quarter	2024 Quarter	Change ($)	Change (%)
Revenues, net	$4,624,000	$5,142,000	$(518,000)	(10.1%	)
Cost of sales	3,491,000	3,700,000	(209,000)	(5.6%	)
Gross profit	1,133,000	1,442,000	(309,000)	(21.4%	)
Sales and marketing expenses	160,000	209,000	(49,000)	(23.4%	)
General and administrative expenses	1,646,000	1,598,000	48,000	3.0%
Goodwill impairment	225,000	–	225,000	–
Loss from operations	(898,000)	(365,000)	(533,000)	146.0%
Other (income) / expense, net	–	–	–	–
Loss from continuing operations	$(898,000)	$(365,000)	$(533,000)	146.0%

The discussion that follows below provides further details about our results from continuing operations for the 2025 Quarter as compared to the 2024 Quarter.

The decrease in net revenues in the design segment was primarily driven by one customer whose revenue declined approximately $470,000, as well as a net decrease in volume of work and projects with continuing customers, partially offset by projects from new customers. In December 2024, our largest design customer notified us of its plan to discontinue their insulin patch pump program, on which the Company was working. We expect this to cause a material decrease in our revenues beginning in the second quarter of fiscal 2025. We are working on cost reduction efforts to mitigate the reduction in revenue.

Our gross margin decreased from 28.0% in the 2024 Quarter to 24.5% in the 2025 Quarter driven by lower utilization rates and a decline in billable project hours, partially offset by an increase in the average bill rate.

Sales and marketing expenses decreased primarily due to lower personnel costs and decreased slightly as a percentage of revenues.

General and administrative expenses increased slightly in the 2025 Quarter. Higher professional fees and an increase in bad debt expense were partially offset by a reduction in various other expenses, primarily director compensation. Management continues to monitor the various components of general and administrative expenses and how these costs are affected by inflationary and other factors. We intend to adjust these costs as needed based on the overall needs of the business.

A-9

There were no significant changes to other income/expense as the decrease in interest expense resulting from a reduction in the amount of debt outstanding was mostly offset by a decrease in interest income and other components of other income/expense.

During the 2025 Quarter, we recorded a goodwill impairment charge of $225,000 related to the IPS reporting unit. This impairment charge resulted from the quantitative goodwill impairment testing performed at December 31, 2024 and was driven by the expected reduction in revenues following the loss of a significant customer.

We generated a loss from continuing operations of $897,000 in the 2025 Quarter compared to $365,000 in the 2024 Quarter. We maintain significant net operating loss carryforwards and do not recognize a significant income tax expense or benefit as our deferred tax provision is typically offset by a full valuation allowance on our net deferred tax asset.

Consolidated basic and diluted loss per share from continuing operations were $0.82 and $0.33 for the 2025 Quarter and the 2024 Quarter, respectively.

LIQUIDITY AND CAPITAL RESOURCES

Our primary source of liquidity is our operations. The primary demand on our working capital has historically been (i) operating losses, (ii) repayment of debt obligations, and (iii) any increases in accounts receivable and inventories arising in the ordinary course of business. Historically, our sources of liquidity have been adequate to satisfy working capital requirements arising in the ordinary course of business. At December 31, 2024, our working capital (excluding assets and liabilities held for sale) was $4,147,000 compared to $4,663,000 at September 30, 2024. The decrease was primarily due to lower cash and contract asset balances and was partially offset by lower accrued expenses.

Forward China, an entity owned by our former Chairman of the Board and Chief Executive Officer, holds a $600,000 promissory note issued by us which matures on December 31, 2005 (see Note 8 to the condensed consolidated financial statements). We plan on repaying the note on or prior to its maturity date. In connection with the sale of the OEM business, we are obligated to pay Forward China $150,000 on September 30, 2025 (in addition to the $200,000 paid on closing and the $300,000 aggregate payments made on July 31, 2025 and August 31, 2025).

Our condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. We had an accumulated deficit of $20,345,000 at December 31, 2024, a net loss of $708,000 for the three months ended December 31, 2024 and $1,951,000 in Fiscal 2024 and a cash balance (excluding cash associated with the discontinued OEM segment) of approximately $2,600,000 at January 31, 2025.

In December 2024, we were notified by our largest design customer of its plan to discontinue their insulin patch pump program, on which IPS was working, and was beginning to wind down all activities related to it. Revenue from this customer (all of which related to this program) represented more than 30% of the Company’s consolidated net revenues in fiscal 2024.  We expect this to cause a material decrease in our revenues beginning in the second quarter of Fiscal 2025. Based on our forecasted cash flows, we believe that there is substantial doubt about our ability to continue as a going concern for a period of 12 months from the date of issuance of the condensed consolidated financial statements.

If we have the opportunity to make a strategic acquisition (as we have in the past with the acquisitions of IPS and Kablooe) or an investment in a product or partnership, we may require additional capital beyond our current cash balance to fund the opportunity. If we seek to raise additional capital, there is no assurance that we will be able to raise funds on terms that are acceptable to us or at all.

Although we do not anticipate the need to purchase additional material capital assets in order to carry out our business, it may be necessary for us to purchase a material amount of equipment and other capital assets in the future, depending on need.

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Cash Flows

During the 2025 Quarter and 2024 Quarter, our sources and uses of cash were as follows:

Operating Activities

During the 2025 Quarter, cash used in operating activities of $434,000 resulted from a net loss of $708,000, a decrease in deferred income of $121,000, a decrease in accrued expenses and other current liabilities of $131,000 and cash used in discontinued operations of $81,000, partially offset by a net increase in accounts receivable and contract assets of $172,000, non-cash charges for depreciation, amortization, share-based compensation, credit losses and goodwill impairment of $353,000 and the net change in other operating assets and liabilities of $82,000.

During the 2024 Quarter, cash used in operating activities of $94,000 resulted from a decrease in accrued expenses and other current liabilities of $859,000, a decrease in accounts payable of $120,000, a net loss of $354,000 and the net change in other operating assets and liabilities of $69,000, partially offset by cash provided by discontinued operations of $576,000, a net decrease in accounts receivable and contract assets of $611,000, and non-cash charges of $121,000 related to depreciation, amortization, share-based compensation and credit losses.

Investing Activities

Cash used in investing activities in the 2025 Quarter and the 2024 Quarter of $5,000 and $20,000, respectively, resulted from purchases of property and equipment.

Financing Activities

Cash used in financing activities in the 2024 Quarter of $250,000 consisted of principal payments on the promissory note held by Forward China.

A-11